EXHIBIT 10.12


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                         ASSET PURCHASE AGREEMENT


                                dated as of


                             December 16, 1994


                                  between


           Residential Information Services Limited Partnership,
                                 as Buyer


                                    and


                     Lomas Information Systems, Inc.,
                                 as Seller


                                    and


                Residential Services Corporation of America
                        Lomas Financial Corporation
                         Lomas Mortgage USA, Inc.
                   for certain purposes provided herein


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
                             TABLE OF CONTENTS
                                                                       Page
                                 ARTICLE 1
                                DEFINITIONS
     Section 1.01. Definitions. . . . . . . . . . . . . . . . . . . . .  2

                                 ARTICLE 2
                             PURCHASE AND SALE
     Section 2.01. Purchase and Sale. . . . . . . . . . . . . . . . . .  11
     Section 2.02. Excluded Assets. . . . . . . . . . . . . . . . . . .  12
     Section 2.03. Assumption of Liabilities. . . . . . . . . . . . . .  12
     Section 2.04. Excluded Liabilities . . . . . . . . . . . . . . . .  13
     Section 2.05. Limitation on Assignment of Purchased Assets . . . .  14
     Section 2.06. Purchase Price; Filing of IRS Form 8594. . . . . . .  15
     Section 2.07. Closing . . . . . . .  . . . . . . . . . . . . . . .  16
     Section 2.08. Prorations; Receivables and Payables . . . . . . . .  16

                                 ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF SELLER AND LFC
     Section 3.01. Corporate Existence and Power. . . . . . . . . . . .  17
     Section 3.02. Corporate Authorization. . . . . . . . . . . . . . .  17
     Section 3.03. Governmental Authorization . . . . . . . . . . . . .  18
     Section 3.04. Non-Contravention. . . . . . . . . . . . . . . . . .  18
     Section 3.05. Financial Statements . . . . . . . . . . . . . . . .  18
     Section 3.06. Absence of Certain Changes . . . . . . . . . . . . .  18
     Section 3.07. Non-IPR Properties . . . . . . . . . . . . . . . . .  19
     Section 3.08. Litigation . . . . . . . . . . . . . . . . . . . . .  19
     Section 3.09. Assumed Contracts. . . . . . . . . . . . . . . . . .  19
     Section 3.10. Compliance with Laws and Court Orders. . . . . . . .  20
     Section 3.11. Intellectual Property. . . . . . . . . . . . . . . .  20
     Section 3.12.  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 3.13. Finders' Fees. . . . . . . . . . . . . . . . . . . .  22
     Section 3.14. Licenses and Permits.  . . . . . . . . . . . . . . .  22
     Section 3.15. Certain Interests. . . . . . . . . . . . . . . . . .  22
     Section 3.16. No Insolvency. . . . . . . . . . . . . . . . . . . .  22
     Section 3.17. Ability to Conduct Business. . . . . . . . . . . . .  22
     Section 3.18. Known Intended Expansion by Customers. . . . . . . .  22
     Section 3.19. Enforceability and Fair Consideration. . . . . . . .  23
     Section 3.20. Effect of Investigation. . . . . . . . . . . . . . .  23

                                ARTICLE 3.1
         REPRESENTATIONS AND WARRANTIES OF LFC AND LOMAS MORTGAGE
     Section 3.1.01. Corporate Existence and Power. . . . . . . . . . .  23
     Section 3.1.02. Corporate Authorization. . . . . . . . . . . . . .  23
     Section 3.1.03. Governmental Authorization . . . . . . . . . . . .  24
     Section 3.1.04. Non-Contravention. . . . . . . . . . . . . . . . .  24
     Section 3.1.05. Compliance with Laws and Court Orders. . . . . . .  24
     Section 3.1.06. No Insolvency. . . . . . . . . . . . . . . . . . .  24

                                ARTICLE 3.2
                REPRESENTATIONS AND WARRANTIES WITH RESPECT
                          TO ANCILLARY AGREEMENTS
     Section 3.2.01. Corporate Authorization. . . . . . . . . . . . . .  24
     Section 3.2.02. Governmental Authorization . . . . . . . . . . . .  25
     Section 3.2.03. Non-Contravention. . . . . . . . . . . . . . . . .  25

                                 ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF RSCA AND BUYER
     Section 4.01. Organization and Existence . . . . . . . . . . . . .  25
     Section 4.02. Authorization  . . . . . . . . . . . . . . . . . . .  25
     Section 4.03. Governmental Authorization . . . . . . . . . . . . .  26
     Section 4.04. Non-Contravention. . . . . . . . . . . . . . . . . .  26
     Section 4.05. Finders' Fees. . . . . . . . . . . . . . . . . . . .  26
     Section 4.06. Financing. . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.07. Litigation . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.08. No Insolvency. . . . . . . . . . . . . . . . . . . .  26

                                 ARTICLE 5
                        COVENANTS OF SELLER AND LFC

     Section 5.01. Confidential Information and Noncompetition. . . . .  27
     Section 5.02. Cooperation Concerning Assumed Contracts . . . . . .  28
     Section 5.03. Restrictions on Distributions. . . . . . . . . . . .  28

                                 ARTICLE 6
                        COVENANTS OF BUYER AND RSCA
     Section 6.01. Confidentiality. . . . . . . . . . . . . . . . . . .  29
     Section 6.02. RSCA Agreement to Convert. . . . . . . . . . . . . .  30

                                 ARTICLE 7
                         COVENANTS OF BOTH PARTIES
     Section 7.01. Reasonable Efforts; Further Assurances . . . . . . .  30
     Section 7.02. Certain Filings. . . . . . . . . . . . . . . . . . .  31
     Section 7.03. Public Announcements . . . . . . . . . . . . . . . .  31
     Section 7.04. Trademarks, Tradenames . . . . . . . . . . . . . . .  31

                                 ARTICLE 8
                                TAX MATTERS
     Section 8.01. Tax Schedules. . . . . . . . . . . . . . . . . . . .  32
     Section 8.02. Transfer Taxes . . . . . . . . . . . . . . . . . . .  32
     Section 8.03. Cooperation on Tax Matters . . . . . . . . . . . . .  33

                                 ARTICLE 9
                            EMPLOYMENT MATTERS
     Section 9.01. Employees and Offers of Employment . . . . . . . . .  33
     Section 9.02. Excluded Liabilities Related to Employment . . . . .  33
     Section 9.03. WARN Notices, Requirements . . . . . . . . . . . . .  34
     Section 9.04. Covenants Relating to Seller's Employees . . . . . .  34

                                ARTICLE 10
                           CONDITIONS TO CLOSING
     Section 10.01. Conditions to the Obligations of Each Party . . . .  35
     Section 10.02. Conditions to Obligation of Buyer . . . . . . . . .  35
     Section 10.03. Conditions to Obligation of Seller. . . . . . . . .  36

                                ARTICLE 11
                         SURVIVAL; INDEMNIFICATION
     Section 11.01. Survival. . . . . . . . . . . . . . . . . . . . . .  37
     Section 11.02. Indemnification . . . . . . . . . . . . . . . . . .  38
     Section 11.03. Notice and Settlement of Claims . . . . . . . . . .  40
     Section 11.04. Certain Indemnities With Respect to the
                      Arrangements  . . . . . . . . . . . . . . . . . .  42
     Section 11.05. Payment; Interest on Late Payments. . . . . . . . .  42
     Section 11.06. No Waiver or Discharge; Subordination . . . . . . .  43
     Section 11.07. Overall Limitations on Indemnification Obligations.  43
     Section 11.08. Disputes. . . . . . . . . . . . . . . . . . . . . .  45

                                ARTICLE 12
                                TERMINATION
     Section 12.01. Grounds for Termination . . . . . . . . . . . . . .  47
     Section 12.02. Effect of Termination . . . . . . . . . . . . . . .  47

                                ARTICLE 13
                               MISCELLANEOUS
     Section 13.01. No Warranties to Continue Business; Absence of
                      Other Duties. . . . . . . . . . . . . . . . . . .  47
     Section 13.02. Notices . . . . . . . . . . . . . . . . . . . . . .  48
     Section 13.03. Amendments and Waivers. . . . . . . . . . . . . . .  51
     Section 13.04. Expenses. . . . . . . . . . . . . . . . . . . . . .  51
     Section 13.05. Successors and Assigns. . . . . . . . . . . . . . .  51
     Section 13.06. Governing Law . . . . . . . . . . . . . . . . . . .  51
     Section 13.07. Counterparts, Effectiveness . . . . . . . . . . . .  51
     Section 13.08. Entire Agreement. . . . . . . . . . . . . . . . . .  51
     Section 13.09. Captions. . . . . . . . . . . . . . . . . . . . . .  52

                                 EXHIBITS

Exhibit A -    Form of Lease Agreement
Exhibit B -    Form of Management Data Processing Services Agreement
Exhibit C -    Form of Telecommunications Services Agreement
Exhibit D -    Form of Service Bureau Agreement
Exhibit E -    Form of Trademark Assignment
Exhibit F -    Form of Copyright Assignment
Exhibit G -    Form of Promissory Note
Exhibit H -    Form of Guaranty
Exhibit I -    Form of Adjustable Earn-Out Certificate
Exhibit J -    Form of Assignment and Assumption Agreement
Exhibit K -    Form of Legal Opinion of Davis Polk and Wardwell
Exhibit L -    Form of Legal Opinion of Hughes and Luce
Exhibit M -    Form of Senior Officer Certificate - Trust Indentures
Exhibit N -    Form of Senior Officer Certificate - Enforceability
Exhibit O -    Form of Assignment - MSS and Certain Assets
Exhibit P -    Form of Opinion of Louis Gregory, Esq.
Exhibit Q -    Form of Opinion of Brownstein Zeidman & Lore A Professional
               Corporation
Exhibit R -    Form of Opinion of Porter & Hedges, L.L.P.
Exhibit S -    Form of Opinion of Jeffrey P. Marston, Esq.

                                 SCHEDULES

Schedule 1.01 A     Third Party Rights Relating to EXCELIS Conduit Mortgage
                    System
Schedule 1.01 B     Third Party Rights Relating to EXCELIS Loan Production
                    System
Schedule 1.01 C     Third Party Rights Relating to EXCELIS Mortgage Loan
                    Servicing System
Schedule 1.01 D     Third Party Rights Relating to EXCELIS Master Servicing
                    System
Schedule 1.01 E     Third Party Rights Relating to EXCELIS Secondary
                    Marketing System
Schedule 1.01 F     Certain Non-Proprietary IPR Necessary to Excelis
Schedule 1.01 G     Service Change Schedule
Schedule 1.01 H     List of Assumed Contracts
Schedule 2.01       List of Included Assets
Schedule 2.02       List of Excluded Assets
Schedule 2.05       List of Group 1 and Group 2 Contracts
Schedule 3.01       List of Jurisdictions in Which Qualified to do Business
Schedule 3.03       List of Governmental Approvals
Schedule 3.04       List of Required Direct Consents
Schedule 3.06       List of Changes
Schedule 3.07(a)    List of Limitations in Title of Non-IPR Property
Schedule 3.07(b)    List of Non-IPR Leasehold Property
Schedule 3.08       List of Litigation
Schedule 3.09(a)    List of Defaults on Contracts
Schedule 3.09(b)    List of Missing Material Contracts
Schedule 3.11(d)    List of Claims or Infringement of Any Intellectual
                    Property Right
Schedule 3.11(e)    Indemnification Demands
Schedule 3.11(f)    Limitations of Title to Intellectual Property Rights
Schedule 3.11(g)    Exceptions to Exclusive Right to Commercial Exploitation
Schedule 3.14       List of Government Permits
Schedule 3.15       List of Certain Interests
Schedule 3.18       List of Known Intended Expansion
Schedule 3.1.03     List of Governmental Approvals
Schedule 3.1.04     List of Required Indirect Consents
Schedule 3.2.02     List of Certain Other Governmental Approvals
Schedule 3.2.03     List of Certain Other Required Indirect Consents
Schedule 4.07       List of Litigation
Schedule 7.04       List of Seller Tradenames (not being assigned)
Schedule 8.01       List of Taxing Jurisdictions
                         ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT dated as of December 16, 1994, by and between Lomas Information Systems, Inc., a Nevada corporation ("Seller"), Residential Information Services Limited Partnership, a Delaware limited partnership ("Buyer"), Lomas Financial Corporation, a Delaware corporation ("LFC"), Lomas Mortgage USA, Inc., a Connecticut corporation ("Lomas Mortgage"), and Residential Services Corporation of America, a Delaware corporation ("RSCA").


                           W I T N E S S E T H:


     WHEREAS, Seller conducts a business which provides (i) information management services and systems for the mortgage banking industry, including: services (on both a service bureau and licensing basis) for loan production, secondary marketing, conduit management, master servicing and mortgage loan servicing; (ii) corporate management information systems; (iii) computer utility outsourcing; (iv) voice and data communications services; and (v) a broad range of information systems-related consulting services (clauses (i) and (iii) collectively, the "Business"); and

     WHEREAS, Buyer desires to purchase substantially all of the assets of the Business from Seller, and Seller desires to sell substantially all of the assets of the Business to Buyer, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, LFC is the sole stockholder of all of the shares of issued and outstanding common stock of both Seller and Lomas Mortgage; and

     WHEREAS, Lomas Mortgage contracts for data processing services through a service bureau arrangement with Seller with respect to Lomas Mortgage's servicing of mortgage loans and management information services from Seller; and

     WHEREAS, LFC and Lomas Mortgage receive certain voice and data communications services from Seller, and Seller will retain the assets with which such voice and data services are provided; and

     WHEREAS, Lomas Mortgage desires to continue receiving such data processing and management information services, and Buyer desires to receive voice and data communication services, for a limited transition period after Buyer purchases substantially all of the assets of the Business; and

     WHEREAS, Buyer desires certain undertakings, assurances and indemnities from LFC and Lomas Mortgage as a condition to its purchase of substantially all of the assets of the Business, its assumption of certain liabilities of Seller and its offer of employment to substantially all of Seller's employees; and

     WHEREAS, LFC and Lomas Mortgage acknowledge and agree that they will receive substantial financial benefit, whether directly or indirectly, by virtue of the sale of substantially all of the assets of the Business, the assumption of certain liabilities of Seller by Buyer and the employment, by Buyer, of substantially all of Seller's employees; and

     WHEREAS, as an incentive for and inducement to Buyer to enter into the transactions described in this Agreement, acknowledging and agreeing that Buyer is relying thereupon as a material condition to the consummation of the transactions provided by this Agreement and the Ancillary Agreements, LFC and Lomas Mortgage are willing to assume those undertakings, and make or give such assurances and indemnities as expressly provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     Section 1.01.  Definitions.

     (a) The following terms, as used herein, have the following meanings:

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Affiliate" means, with respect to any person, any other Person directly or indirectly controlling, controlled by, or under common control with such other person.

     "After-Tax Basis" means (i) increasing or "grossing up" the amount of any Loss for which any Buyer or Seller Indemnified Party is indemnified under
Article 11 such that, after the indemnified party subtracts all federal, state and local income taxes (or franchise tax if such tax is computed or assessed with reference to income or net income) with respect to the inclusion of such payment in the indemnified party's gross income (it being understood for this purpose that the Indemnified Party will include any such payment in income only following a final determination by the relevant Taxing Authority, which the Indemnified Party has contested in good faith, that such inclusion is required), as grossed up, the net amount then remaining shall be equal to the amount of the Loss for which the indemnified party is entitled to be indemnified under Article 11, and (ii) decreasing the amount of such Loss to reflect the hypothetical Tax benefits with respect to such Loss (for example, any deduction available in respect of the Loss) to the Indemnified Party, determined herein. In making any such calculations, the Indemnified Party shall be deemed to be taxable at the highest marginal federal, state and local income tax (or franchise tax if such franchise tax is computed or assessed with reference to income or net income) rates then in effect without regard to its then actual overall effective rate of income taxation or actual tax liability, taking into account, however, the deductibility of any state or local or foreign income (or franchise) taxes payable with respect to such indemnification payment for federal income tax purposes. Seller acknowledges that Buyer is a partnership and that, for federal income tax purposes and state income tax purposes in certain states, a partnership is not a taxable entity and partners are taxed directly on their ratable shares of partnership net income. In lieu of making calculations on an "After-Tax Basis" with respect to each partner's separate tax circumstances, the parties hereto agree that calculations of the increased or decreased amount due on an "After-Tax Basis" shall be made, solely for the purposes of the calculation of After-Tax Basis with respect to any Loss, as if Buyer were a single corporate entity taxable as a corporation and subject only to United States federal, New Jersey state and Newark city Tax. In determining After-Tax Basis, any amount paid pursuant to Article 11 shall be treated as an adjustment to the Purchase Price of the Purchased Assets pursuant to Section 11.02(h) hereof.

     "Agreement" means this Agreement and all Exhibits and Schedules hereto as the same may from time to time be amended or supplemented by one or more instruments executed by all parties hereto.

     "Ancillary Agreements" means (i) the Management Data Processing Services Agreement, (ii) the Service Bureau Agreement, (iii) the Lease Agreement, (iv) the Telecommunications Services Agreement, (v) the Copyright Assignment, (vi) the Trademark Assignment and (vii) the Assignment and Assumption Agreement.

     "Arrangements" means the service bureau contracts or other arrangements between (i) Seller and PNC Mortgage Corporation, as successor in interest to Sears Mortgage Corporation, and (ii) Seller and Huntington Mortgage Corporation or its Affiliate.

     "Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement between Buyer and Seller in the form of Exhibit J hereto.

     "Assumed Contracts" means those contracts or agreements listed on
Schedule 1.01H attached hereto, and includes those nontransferable contracts with respect to which the arrangements described in Section 2.05 hereof are made.

     "Balance Sheet" means the unaudited balance sheet of Seller as of September 30, 1994, prepared in accordance with generally accepted accounting principles consistently applied.


     "Balance Sheet Date" means September 30, 1994.

     "Benefit Arrangement" means any employment, collective bargaining, severance or similar contract or arrangement whether or not written, or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation (other than salary in the ordinary course), bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, sick leave, vacation benefits, insurance coverage (including any self-insured or self-funded arrangements), health, medical or welfare benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, deferred compensation, health, disability, medical or life insurance or other benefits, whether provided by insurance, funded or unfunded, self-insured, self-funded or any other arrangements) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by Seller or any of its Affiliates (or independent agents on behalf of Seller or its Affiliates) and (iii) covers any of Seller's past or present employees.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Maryland or Texas are authorized or required to be closed.

     "Buyer Indemnifying Party" means any one or more of Buyer or RSCA required (as applicable) to indemnify any Seller Indemnified Party pursuant to Article 11 hereof.

     "Closing Date" means the date of the Closing which shall be deemed to occur on December 16, 1994.

     "CMS" means all of the Intellectual Property Rights, including but not limited to Computer Programming Code and Documentation, and any programming or documentation (including programming in the form of built-in "workbenches," programming tools, and higher-level (or "proprietary") languages, used or required for the development, maintenance and implementation of the Computer Programming Code and/or Documentation) that comprises the full functionality (as of the date hereof) of the EXCELIS Conduit Management System.

     "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

     "Computer Programming Code" means (i) computer programming code in high level programming languages, including all comments and procedural code (e.g., job control language statements), plus all related development documents (e.g., flow charts, schematics, statements of principles of operations, end-user manuals, architectural standards, and any other specifications that are used to create or that comprise the computer programming code), and (ii) computer programming code in machine-readable form generated by compilation of computer programming code and contained in a medium that permits it to be loaded into and operated on computer equipment compatible with the Excelis Systems, in each case as it relates to the Excelis Systems.

     "Copyright Assignment" means that certain Copyright Assignment from Seller to Buyer in the form of Exhibit F hereto.

     "Default Rate" means that rate of interest per annum, compounded annually, equal to the prime rate of interest as published from time to time in the money rates column in The Wall Street Journal, plus three percentage points. The Default Rate shall be adjusted as of the first Business Day of every calendar quarter.

     "Documentation" means the user manuals and other written materials as the same may be updated or revised through the Closing Date that relate to particular Computer Programming Code, including materials utilized for design (e.g., logic manuals, flow charts, and principles of operation) of such Computer Programming Code and machine readable text or graphic files subject to display or printout relating to such Computer Programming Code.

     "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller or any of its Affiliates and (iii) covers any of Seller's past or present employees.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, currently in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means any and all liabilities of or relating to the Seller (including any entity which is, in whole or in part, a predecessor of the Seller), whether contingent or fixed, actual or potential, which (i) arise under or relate to matters covered by Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Excelis Systems" means MLS, MSS, LPS, SMS and CMS.

     "Functional Specifications" means the most current published specifications for the Excelis Systems as set forth in the Documentation.

     "Group" means any affiliated, consolidated, combined or unitary group of Persons, for Tax purposes, of which Seller is a member and with which Seller files any Return.

     "Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Individual Account Plan" means the Lomas 401(k) Savings Plan.

     "Intellectual Property Right" means any trademark, service mark, trade name, service name, brand name, brand mark, invention, patent, trade secret, know-how, process, copyright (including any registration or application for registration of any of the foregoing), or any other similar type of proprietary intellectual property right. Intellectual Property Rights shall not include the right to use the names "Lomas" or "Lomas and Nettleton."

     "Interest Rate" means that rate of interest per annum, compounded annually, equal to the prime rate of interest as published from time to time in the money rates column in The Wall Street Journal. The Interest Rate shall be adjusted as of the first Business Day of every calendar quarter.

     "Knowledge" means, for any Person, the actual knowledge of such person after due inquiry by such Person.

     "Lease Agreement" means that certain Lease Agreement between Buyer and Lomas Mortgage, in substantially the form of Exhibit A hereto.

     "LFC Trust Indenture" means that certain Indenture dated as of November 1, 1991, by and between LFC and Texas Commerce Bank National Association, as Trustee, relating to the issuance by LFC of $140,000,000 in 9% Convertible Notes due 2003, as the same may have been amended through the date hereof.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, purchase option or other adverse claim of any kind in respect of such properly or asset. Without limitation of the foregoing, for the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a seller, vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Lomas Mortgage Trust Indenture" means that certain Indenture dated as of October 1, 1992 by and between Lomas Mortgage and Bankers Trust Company, as Trustee, relating to the issuance by Lomas Mortgage of $150,000,000 in 9 3/4% Senior Notes due October 1, 1997 and $190,000,000 in 10 1/4% Senior Notes due October 1, 2002, as the same may have been amended through the date hereof.

     "Loss" means any and all out-of-pocket damage, loss, liability, cost, expense, assessment, settlement, judgment, penalty or fine, and includes without limitation reasonable expenses of investigation and reasonable attorneys', accountants' and consultants' fees and expenses in connection with any claim, action, suit or proceeding; provided, however, that Loss shall not include any amount for lost business, profit or revenue opportunities. For purposes of establishing whether any matter is indemnifiable pursuant to Article 11 hereof and the amount of any Loss, the accuracy of the representations and warranties made in this Agreement or in any certificate or other writing delivered pursuant hereto or in accordance herewith shall be determined without giving effect to the qualifications to such representations and warranties concerning "materiality" or "Material Adverse Effect."

     "LPS" means all of the Intellectual Property Rights, including but not limited to Computer Programming Code and Documentation, and any programming or documentation (including programming in the form of built-in "workbenches," programming tools, and higher-level (or "proprietary") languages, used or required for the development, maintenance and implementation of the Computer Programming Code and/or Documentation) that comprise the full functionality (as of the date hereof) of the EXCELIS Loan Production System.

     "Management Data Processing Services Agreement" means that certain Management Data Processing Services Agreement between Buyer and Lomas Administrative Services, Inc. in the form of Exhibit B attached hereto.

     "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or result of operations of the Business taken as a whole.

     "MLS" means all of the Intellectual Property Rights, including but not limited to Computer Programming Code and Documentation, and any programming or documentation (including programming in the form of built-in "workbenches," programming tools, and higher-level (or "proprietary") languages, used or required for the development, maintenance and implementation of the Computer Programming Code and/or Documentation) that comprise the full functionality (as of the date hereof) of the EXCELIS Mortgage Loan Servicing System.

     "MSS" means all of the Intellectual Property Rights, including but not limited to Computer Programming Code and Documentation, and any programming or documentation (including programming in the form of built-in "workbenches," programming tools, and higher-level (or "proprietary") languages, used or required for the development, maintenance and implementation of the Computer Programming Code and/or Documentation) that comprise the full functionality (as of the date hereof) of the EXCELIS Master Servicing System.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

     "Non-IPR Property" means any and all properties or assets of Seller, other than Intellectual Property Rights, used principally or held principally for use in the Business.

     "Non-Proprietary IPR" means (i) any and all Intellectual Property Rights detailed or described in each of Schedules 1.01A (relating to CMS), 1.01B (relating to LPS), 1.01C (relating to MLS), 1.01D (relating to MSS) and 1.01E (relating to SMS), and (ii) any and all other Intellectual Property Rights that Seller leases, licenses or in which Seller otherwise has nonexclusive or limited ownership or use rights but which are necessary to implement, achieve or exploit the full functionality (as of the date hereof) of the Excelis Systems, described on Schedule 1.01F hereto.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means the Lomas Financial Group Pension Plan.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

     "Proprietary IPR" means any and all Intellectual Property Rights constituting the Excelis Systems, other than those detailed or described in each of Schedules 1.01A, 1.01B, 1.01C, 1.01D, 1.01E and 1.01F.

     "Return" means any Tax return, statement, report and form (including estimated tax or information returns and reports) required to be filed with any Taxing Authority by or on behalf of Seller, either separately or as a member of a Group.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller Indemnifying Party" means any one or more of Seller, LFC or Lomas Mortgage required (as applicable) to indemnify any Buyer Indemnified Party pursuant to Article 11 hereof.

     "Senior Officer" of any entity means an officer of such entity with a title of Senior Vice President or higher or a director of such entity.

     "Service Bureau Agreement" means that certain Service Bureau Agreement between Buyer and Lomas Mortgage, in substantially the form of Exhibit C hereto.

     "SMS" means all of the Intellectual Property Rights, including but not limited to Computer Programming Code and Documentation, and any programming or documentation (including programming in the form of built-in "workbenches," programming tools, and higher-level (or "proprietary") languages, used or required for the development, maintenance and implementation of the Computer Programming Code and/or Documentation) that comprise the full functionality (as of the date hereof) of the EXCELIS Secondary Marketing System.

     "Tax" or "Taxes" means (i) any net income, alterative or add-on minimum tax, gross income, gross receipts', sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other tax assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (ii) liability of the Seller for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Seller for payments of such amounts was determined or taken into account with reference to the liability of any other person for any Tax period, and (iii) liability of the Seller for the payment of any amounts as a result of being a party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or
(ii) as a result of any express or implied obligation to indemnity any other Person.

     "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alterative minimum Taxes).

     "Tax Sharing Agreements" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Seller and any agreements or arrangements which afford any other person the benefit of any Tax Asset of Seller, afford Seller the benefit of any Tax Asset of any other Person, or require or permit the transfer or assignment of income, revenues, receipts, or gains.

     "Taxing Authority" means any governmental authority, domestic or foreign, responsible for the imposition, assessment, enforcement or collection of any Tax.

     "Telecommunications Services Agreement" means that certain
Telecommunications Services Agreement between Buyer and Lomas Administrative Services, Inc. in the form of Exhibit C attached hereto.

     "Trademark Assignment" means that certain Trademark Assignment by Seller to Buyer in the form of Exhibit E hereto.

     "Wages" has the meaning given such term by Section 3401(a) of the Code.

     "Work In-Progress" means Computer Programming Code and Documentation in development, and other intellectual property developed or being developed by Seller in connection with the Business, including but not limited to the Computer Programming Code and Documentation in development with respect to items listed on Seller's "Service Change Schedule," attached as part of
Schedule 1.01G hereto.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

               TERM                                                 SECTION

Adjustable Earn-Out Certificate                                       2.06
Assumed Liabilities                                                   2.03
Buyer Note                                                            2.06
Buyer Indemnified Parties                                            11.02
Capped Indemnity Obligations                                         11.07
Comptroller                                                           8.05
Closing                                                               2.07
Confidential Information                                              5.04
Conveyance Documents                                                  2.07
Damages                                                              11.02
Demand for Indemnification Payment                                   11.05
Early Termination Fees                                                2.02
Excluded Assets                                                       2.02
Excluded Liabilities                                                  2.04
Financial Statements                                                  3.05
Governmental Permits                                                  3.01
Huntington                                                            2.02
Indemnified Party                                                    11.03
Indemnifying Party                                                   11.03
Indemnity Floor                                                      11.07
Non-IPR Leasehold Property                                            3.07
Notice of Disagreement                                               11.08
PHMC                                                                  6.02
PNC                                                                   2.02
Pre-Closing Certificate Taxes                                         8.02
Purchased Assets                                                      2.01
Purchase Price                                                        2.06
RSCA Guaranty                                                         2.06
Rules                                                                11.08
Seller Indemnified Parties                                           11.02
Seller Tradenames                                                     7.04
Transfer Taxes                                                        8.02
Unlimited Indemnity Obligations                                      11.07
WARN                                                                  9.04
Wrongful Termination                                                 12.02


                                 ARTICLE 2
                             PURCHASE AND SALE

     Section 2.01. Purchase and Sale. Except as otherwise provided in this Agreement, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, all of Seller's right, title and interest in, to and under the assets and properties of every kind or description, wherever located, personal or mixed, tangible or intangible, owned or otherwise used by Seller principally in the Business or held by Seller principally for use in the Business as the same shall exist on the Closing Date (the "Purchased Assets"), including, without limitation, all right, title and interest of Seller in, to and under:

     (A)  all Non-IPR Property identified on Schedule 2.01 hereto; and

     (B) all Proprietary IPR, Work-In-Progress and, subject to Section 2.05 hereof, Non-Proprietary IPR, and any and all other Intellectual Property Rights, if any, that Seller leases, licenses or in which Seller otherwise has nonexclusive or limited ownership or use rights which are used principally in the conduct of Seller's Business (such assets or properties described in clauses (A) and (B) including but not limited to):

               (i) subject to Section 2.08 hereof, all prepaid expenses, including but not limited to ad valorem taxes, leases and rentals, related to the Purchased Assets;

               (ii) all rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets or Assumed Liabilities, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

               (iii) all transferable Governmental Permits used principally or held principally for use in the Business;

               (iv) all books, records, files and papers, whether in hard copy or computer format, used principally or relating principally to the Business,including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to Tax imposed on the Purchased Assets;

               (v) copyright, trademark or other similar registration certificates issued to Seller in connection with all Proprietary IPR, which shall be separately assigned to Buyer in accordance with those certain forms of Trademark and Copyright Assignments attached hereto as Exhibits E and F hereto; and

               (vi) all goodwill associated with the Business or the Purchased Assets.

     Section 2.02. Excluded Assets. (a) Notwithstanding anything else contained herein, Purchased Assets shall not include any of Seller's right, title or interest in, to or under the following assets and properties (the "Excluded Assets"):

               (i)  all cash and cash equivalents on hand in banks;

               (ii) insurance policies;

               (iii) except as provided in Section 2.02(b) hereof, accounts receivable attributable to the period prior to the Closing Date whether or not booked by Seller prior to the Closing Date; provided, however, that with respect to any unbooked receivables, Seller provides Buyer with reasonable evidence that the receivable is properly attributable to the period preceding the Closing Date; and

               (iv) the assets listed on Schedule 2.02.

     (b) Notwithstanding anything else contained herein, Excluded Assets shall include any and all amounts actually received by Seller on or prior to the Closing Date from PNC Mortgage Corporation ("PNC") and/or Huntington Mortgage Corporation or any of its Affiliates ("Huntington"), as fees or damages paid in connection with the early termination of the Arrangements ("Early Termination Fees"). Purchased Assets shall include, however, the right to any payment of Early Termination Fees actually made by PNC and/or Huntington after the Closing Date (as determined by postmark or other date reflected on the mail or other means of delivery of such payment), as well as all payments related to services rendered by Buyer to PNC and/or Huntington with respect to the Arrangements from and after the Closing Date.

     Section 2.03. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the Closing Date, to assume all obligations of Seller under the Assumed Contracts, but only to the extent they relate exclusively to performance obligations arising on or after, or accrue or are otherwise properly attributable to the period of time beginning on or after the Closing Date (the "Assumed Liabilities"); OTHER THAN THE ASSUMED LIABILITIES, THE BUYER DOES NOT AND WILL NOT ASSUME OR OTHERWISE BE RESPONSIBLE FOR IN ANY WAY WHATSOEVER ANY OTHER DUTIES, DEBTS, OBLIGATIONS OR LIABILITIES OF, AND/OR PENALTIES, FINES, CLAIMS, JUDGMENTS OR LIENS AGAINST, SELLER OR ITS SHAREHOLDER (OR ANY OF THEIR RESPECTIVE AGENTS, CONTRACTORS, EMPLOYEES, OFFICERS, DIRECTORS, OR AFFILIATES). Buyer will assist Seller and/or LFC or its Affiliates, upon written request therefrom, in obtaining releases of all obligations of Seller and/or LFC or its Affiliates under the Assumed Contracts to the extent they constitute Assumed Liabilities of Buyer, including but not limited to the release of any guarantee by LFC or its Affiliates of Seller's obligations under any Assumed Contract.

     Section 2.04. Excluded Liabilities. Notwithstanding anything else contained herein, except for those liabilities or obligations expressly identified in the definition of "Assumed Liabilities," the term "Assumed Liabilities" shall not include any or all debts, obligations, claims, liens, contracts, liabilities, judgments, penalties, fines of Seller of any kind, character or description whether known or unknown, accrued, absolute, contingent or otherwise (collectively, all such liabilities or obligations not being assumed herein shall be referred to as the "Excluded Liabilities"), including without limitation the following:

               (i) any and all liabilities or obligations reflected on the Balance Sheet;

               (ii) any and all liabilities or obligations of Seller arising or accruing prior to the Closing Date and, except with respect to the Assumed Liabilities, the period on or after the Closing Date;

               (iii) any and all liabilities or obligations of Seller or any Affiliate of Seller for any and all Taxes;

               (iv) any and all liabilities or obligations of Seller or any Affiliate of Seller under, pursuant to, in connection with or arising out of any Benefit Arrangement, any Employee Plan, the Pension Plan, the Individual Account Plan, any Multiemployer Plan, or any compliance or noncompliance by Seller or any of Seller's Affiliates with ERISA (including but not limited to any obligation of Seller or its Affiliates under Section 4980(B)(f) of ERISA with respect to continuation of group medical coverage for their employees), any and all liabilities or obligations of Seller or any Affiliate thereof to PBGC, and any liability or obligation of Seller to its Senior Officers or other employees;

               (v) any and all liabilities or obligations of Seller or any Affiliate of Seller under, pursuant to, in connection with or arising out of WARN, Seller's "Employee Protection Plan" dated May 21, 1993, the classification of Seller's employees as "exempt" employees not required to be paid overtime under the Fair Labor Standards Act and Department of Labor regulations related thereto during any period prior to the Closing Date, any workmen's compensation liability with respect to such period and any and all other labor-related liabilities with respect to Seller's employees, independent contractors or employment practices, terms or conditions prior to the Closing Date;

               (vi) any and all liabilities or obligations related to or arising from any claim, action, suit, investigation, proceeding, judgment or lien relating to or arising out of the Business or the Purchased Assets that is pending on the Closing Date, including but not limited to all litigation listed on Schedule 3.08, provided, however, that Seller shall have no affirmative obligation to Buyer hereunder to continue to prosecute any litigation listed on
          Schedule 3.08, provided, further, however, that the absence of any such obligation shall not be construed as an express or implied limitation or restriction on any of Seller's representations or warranties under this Agreement, and, provided, finally, that Seller shall cooperate with Buyer in the continuation of any such litigation by Buyer and be entitled to reimbursement of its reasonable costs and expenses in connection with such cooperation in accordance with Section 7.01(b) hereof);

               (vii) any and all liabilities or obligations relating solely to an Excluded Asset;

               (viii) any and all Environmental Liabilities of Seller or any of its Affiliates;

               (ix) any and all liabilities or obligations of Seller to its shareholders or to any Affiliate of Seller or to the shareholders of any Affiliate; and

               (x) any and all other liabilities or obligations incurred or otherwise properly attributable to any period prior to the Closing Date, whether contingent, fixed, known or unknown, matured or unmatured, liquidated or unliquidated, whether in contract, tort, imposed by statute, regulation or other law, including but not limited to accounts payable attributable to the period prior to the Closing Date, whether or not booked by Seller by such date.

     Section 2.05. Limitation on Assignment of Purchased Assets. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use good faith, reasonable efforts (but, except as provided below, without any payment of money by Buyer or Seller) to obtain the consent of the other parties to any such Purchased Asset for the assignment thereof to Buyer as Buyer may request. Buyer and Seller shall each pay one-half of any costs or expenses incurred to effect the transfer from Seller to Buyer of those Purchased Assets described on Schedule 2.05. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, at Buyer's option, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations (and indemnifying Seller and its Affiliates for all liabilities thereunder to the extent such liabilities are Assumed Liabilities), any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

     Section 2.06.  Purchase Price; Filing of IRS Form 8594.
     (a) The purchase price for the Purchased Assets (the "Purchase Price") is: (i) Two Million Five Hundred Thousand Dollars ($2,500,000) in cash; plus
(ii) a Promissory Note of Buyer in the original principal amount of Eight Million Dollars ($8,000,000), in substantially the form of Exhibit G hereto (the "Buyer Note") and guaranteed by RSCA pursuant to the guaranty in the form of Exhibit H hereto (the "RSCA Guaranty"); plus (iii) the Adjustable Earn-Out Certificate, in substantially the form of Exhibit I hereto (the "Adjustable Earn-Out Certificate"). Seller expressly acknowledges that, under the Buyer Note and the Adjustable Earn-Out Certificate, it is possible, however likely or unlikely, by virtue of the provisions of that note and certificate relating to the calculation, reduction or offset of amounts otherwise due thereunder, that the amount ultimately payable under the Buyer Note and/or the Adjustable Earn-Out Certificate may be zero. The Purchase Price shall be paid as provided in Section 2.07.

     (b) Buyer and Seller hereby agree that the fair market value of all tangible property owned by Seller (such as furniture and equipment) and purchased by Buyer pursuant to this Agreement is $1,560,000, or such other amount as the parties shall agree in writing within ten (10) Business Days after the closing, and agree to report such amount as aggregate fair market value of "Class III" assets on Internal Revenue Service Form 8594 for the taxable year in which Closing occurs and to reflect such amount in such form as the amount of the allocation of sales price to such Class. Buyer and Seller further agree to file all Returns (including, without limitation, filing on a timely basis Forms 8594 with its Federal income tax return for the taxable year that includes the date of the Closing and subsequent taxable years in which payments are required to be made under the Buyer Note or Adjustable Earn-Out Certificate hereof) consistent with such valuation and allocation, and maintain such valuation in the course of any tax audit, tax review or tax litigation relating thereto. Neither Seller nor Buyer will assert that the valuation of Seller's tangible property purchased by Buyer as set forth in this Section 2.06(b) was not separately bargained for at arm's length and in good faith.

     Section 2.07. Closing. Concurrently with the execution of this Agreement (the "Closing"):

     (a)  Buyer shall deliver to Seller:

               (i) in immediately available funds, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) by wire transfer of such amount to an account of Seller with a bank in Dallas, Texas designated by Seller, by notice to Buyer; and

               (ii) the Buyer Note, together with RSCA's Guaranty of the Note; and

               (iii) the Adjustable Earn-Out Certificate.

     (b) Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit J, and Seller shall deliver to Buyer the Copyright Assignment, the Trademark Assignment (substantially in the form of Exhibits F and E, respectively) and such other bills of sale, endorsements, consents, assignments and other good and sufficient instruments of assignment (the "Conveyance Documents") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer title to the Purchased Assets.

     Section 2.08. Prorations; Receivables and Payables.

     (a) All payments under or pursuant to the Assumed Liabilities relating to periods prior to the Closing Date, personal property taxes related to the Purchased Assets relating to periods prior to the Closing Date, whether or not payable after the Closing Date, shall be prorated between Buyer and Seller, as the case may be, on the basis of a 365-day year and the number of days elapsed as of the Closing Date. All prepaid maintenance fees and prepaid expenses related to the Purchased Assets shall be pro rated between the Buyer and Seller based on the portion of the period of time covered by such assets or expenses that has elapsed up to the Closing Date.

     (b) With respect to any products sold (or services rendered) pursuant to any of the Assumed Contracts, Seller and Buyer shall use their best efforts to arrange for vendors to bill and customers to pay Seller directly for products or services provided through the Closing Date and Buyer directly for products or services provided after the Closing Date. Buyer will deliver to Seller promptly upon receipt any bills or other claims for payment of amounts due relating to Excluded Liabilities (including, for example, the tax assessment for Seller's personal property taxes for 1994). Seller will deliver to Buyer promptly upon receipt any bills or other claims for payment of amounts due constituting Assumed Liabilities. Buyer and Seller will each remit to the other party promptly upon receipt any bills or other demands for payment it receives and any receivables it receives or collects which, by the terms of this Agreement, belong to or are attributable to the other party.

     (c) Within ninety (90) days following the Closing Date, there shall be an accounting with respect to receivables and payables to determine the amount of any receivables and payables that are attributable to Seller or Buyer as provided by the terms of this Agreement through the Closing Date, with compensating payments made to the respective party who has erroneously been paid or received the receivables or who has erroneously paid payables, and to determine, to the extent then possible, the outstanding payables and receivables remaining attributable to Seller and to Buyer as of the Closing Date. Such accounting shall initially be made by Buyer's accountants, and a detailed statement thereof shall be provided, in writing, within five (5) Business Days following the end of such ninety (90) day period to Seller, accompanied by any payment determined as due from Buyer to Seller as a result of such determination, or with a demand for payment of the amount thereby determined as due from the Seller to Buyer. Within ten (10) Business Days following the receipt of such statement, Seller shall pay the amount declared as due thereunder or, if it disputes any portion thereof, shall notify Buyer, in writing, that it disputes such calculation, accompanied by a detailed statement setting forth the basis for its disputes and its alternative calculations. Resolution of such dispute shall be made in accordance with the procedures set forth in Section 11.08 hereof. Within one hundred and eighty (180) days after the Closing Date, there shall be a final accounting (but not final with respect to receivables and payables pursuant to ongoing arrangements made in accordance with Section 2.05 hereof) with respect to such determination, conducted in the manner provided in this Section 2.08(c).


                                 ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF SELLER AND LFC

     LFC and Seller jointly and severally represent and warrant to Buyer as of the Closing Date that:

     Section 3.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals (the "Governmental Permits") required to carry on its operations as now conducted.

Seller is duly qualified to do business as a foreign corporation and is in good standing in the State of Texas. Seller has heretofore delivered to Buyer true and complete copies of the articles of incorporation and bylaws of Seller as currently in effect. Schedule 3.01 lists all jurisdictions in which Seller is qualified to do business as a foreign corporation.

     Section 3.02. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller.

     Section 3.03. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement require no material action by or in respect of, or filing with, any governmental body, agency or official other than (i) as set forth in Schedule 3.03 or (ii) such filings or actions the failure to make or take would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.04. Non-Contravention. The execution, delivery and performance by Seller of this Agreement (i) do not and will not violate the articles of incorporation or bylaws of Seller, (ii) assuming compliance with the matters referred to in Section 3.03, will not violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) except as set forth in Schedule 3.04, will not (x) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the Business to which Seller is entitled under any provision of any agreement, contract or other instrument binding upon Seller or by which any of the Purchased Assets is or may be bound or any Governmental Permit or (y) result in the creation or imposition of any Lien on any Purchased Asset, other than, in the case of
(ii) or (iii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.05. Financial Statements. The audited balance sheet and the related statements of operations for the years ended June 30, 1992, 1993, and 1994, the unaudited interim balance sheet of Seller as of September 30, 1994, and the related unaudited interim statement of operations for the three months ended September 30, 1994 (collectively, the "Financial Statements"), present fairly, in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Seller as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     Section 3.06. Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed on Schedule 3.06, the Business has been conducted in the ordinary course consistent with past practices, and there has not been:

          (i) any event, occurrence, development or state of circumstance or facts which has or would reasonably be expected to have a Material Adverse Affect;

          (ii) any creation, assumption or other incurrence of any Lien on any Purchased Asset (other than purchase money security interests) in excess of $50,000 in the aggregate;

          (iii) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Seller, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Seller;

          (iv) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset; or

          (v) any transaction or commitment made, or any contract or agreement entered into, by Seller relating to the Business or its assets (including the acquisition or disposition of any assets) or any relinquishment by Seller of any contract or other right which, in each case, has had or would have a Material Adverse Effect, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement.

     Section 3.07. Non-IPR Properties.

     (a) Except as otherwise disclosed on Schedule 3.07(a) hereto, after the Closing and giving effect to the transactions contemplated hereby, Buyer will have good and marketable title to all Non-IPR Property (whether real or personal, tangible or intangible), other than the Excluded Assets, which property and assets Seller purports to own, free and clear of any Liens, except: (i) Liens disclosed on the Schedules hereto: or (ii) Liens for Taxes not yet due or being contested in good faith, or (iii) any other Liens which in the aggregate exceed $50,000.

     (b) Schedule 3.07(b) sets forth a list of all material real and personal Non-IPR Property leases to which Seller is a party as lessee or lessor (the "Non IPR Leasehold Property"). Except as set forth in Schedule 3.07(b), each such lease is a valid and binding agreement of Seller and in full force and effect and neither Seller nor, to Seller's Knowledge, any other party thereto is in default or breach under, and no condition exists that with notice or lapse of time or both would constitute a default by Seller under the terms of any such lease, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.08. Litigation. Except as disclosed on Schedule 3.08, there is no action, suit, investigation or proceeding pending against, or to Seller's or LFC's Knowledge, threatened against or affecting, Seller, the Business or Seller's properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or which, if pursued, would have a Material Adverse Effect.

     Section 3.09. Assumed Contracts.

     (a) Except as set forth on Schedule 3.09(a), each Assumed Contract is a valid and binding agreement of Seller and is in full force and effect, and neither Seller nor, to Seller's Knowledge, any other party thereto is in default or breach under and no condition exists that with notice or lapse of time or both would constitute a default by Seller under, the terms of any such Assumed Contract, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Except as set forth on Schedule 3.09(b), the Assumed Contracts constitute all of the material contracts, agreements or other instruments (i) which generate revenue to Seller, or (ii) upon which Seller currently relies for the use of property not owned by it or the provision of goods or services in the conduct of the Business.

     Section 3.10. Compliance with Laws and Court Orders. To Seller's Knowledge, Seller is not in violation of, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to Seller or the conduct of the Business that would have a Material Adverse Effect.

     Section 3.11.  Intellectual Property.

     (a) Except as set forth on Schedules 1.01A - 1.01G, Seller and LFC represent and warrant that the intellectual property rights comprising the Excelis Systems are exclusively proprietary to Seller to the extent that such types of intellectual property rights are protected by applicable law.

     (b) Schedules 1.01A - 1.01F specify all modules, components or parts of the Excelis Systems that Seller and LFC represent and warrant that Seller leases, licenses or in which Seller otherwise has nonexclusive or limited ownership or use rights but which are necessary to implement, achieve or exploit the full functionality (as of the date hereof) of the Excelis Systems (unless included within Excluded Assets). Except as set forth in such schedules, each such license or lease is a valid and binding agreement of Seller and in full force and effect and neither Seller nor, to Seller's Knowledge, any other party thereto is in default or breach under, and no condition exists that with notice or lapse of time or both would constitute a default by Seller under the terms of any such lease, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) The Proprietary and Non-Proprietary IPR and the other Intellectual Property Rights to be transferred to Buyer pursuant to Section 2.01 constitute all of the material Intellectual Property Rights used principally or held principally for use in connection with the Business. The Excelis Systems' Computer Programming Code (not including any Work-In-Progress) will function on the equipment identified in the Documentation and with operating systems for which they are designed, and the Excelis Systems' Computer Programming Code (not including any Work-In-Progress) conforms in all material respects to the Functional Specifications and is sufficient, as of the Closing Date, to perform Buyer's then current obligations under the Assumed Contracts and the Service Bureau Agreement, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     (d) Except as set forth on Schedule 1.01 A through Schedule 1.01 G, there are no circumstances that renders any of the Proprietary or, to Seller's knowledge, Non-Proprietary IPR, unenforceable, invalid or capable of invalidation, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.11(d) and except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither Seller nor any Affiliate is a defendant in any action, suit or proceeding relating to, or has otherwise been notified of or is aware of, any alleged claim of infringement by Seller or Affiliate of any patents, trademarks, trade secrets, tradenames, service marks or copyrights of any other Person, (ii) Seller has no Knowledge of any infringement or continuing infringement by any other Person of any Proprietary IPR and (iii) no Proprietary IPR or Non-Proprietary IPR is subject to any outstanding lien, encumbrance, judgment, injunction, order, decree or agreement restricting the use thereof by Seller or, except for restrictions on use or transferability contained in agreements with respect to Non-Proprietary IPR leased or licensed by Seller, restricting the licensing or assignment thereof by Seller to any Person. Except as set forth on Schedule 3.11(d), to Seller's Knowledge there are no outstanding claims, judgments, or settlements to be paid by Seller relating to the Proprietary IPR or Non-Proprietary IPR.

     (e) Except as set forth in Schedule 3.11(e) hereof, neither Seller nor any Affiliate is currently subject to any demand by any Person to indemnify any other Person against any material charge of infringement by Seller of any third party's Intellectual Property Right.

     (f) Except as disclosed in Schedules 1.01 A through Schedule 1.01 G hereof, Seller has good title to all of the Proprietary IPR, free and clear of any adverse claims, liens, encumbrances, charges or licenses (either as licensee or licensor), or options or other ownership interests, including, without limitation, claims or rights of employees, agents, consultants, joint venturers, former employers of any of Seller's current or former employees, or other Persons involved in the development or creation of such Intellectual Property Rights, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to items set forth in Schedules 1.01 A through 1.01 E, Seller has the full right and license to use, sublicense, assign, modify, and transfer the Proprietary IPR free and clear of any adverse claim, limitation on use, encumbrance, option, or other charge or restriction, and the Buyer, upon Closing, will have the free and unfettered right to use all of the Proprietary IPR after the Closing without restriction, charge, option, claim or encumbrance, of any sort whatsoever. Except as set forth in Schedules 1.01 A through Schedule 1.01 G, none of the Proprietary IPR (not including any Work-In-Progress) is dependent upon any other intellectual property in order to freely operate or be fully utilized in the manner heretofore utilized by Seller in its Business, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     (g) Except as disclosed on Schedule 3.11(g) hereof, after Closing and giving effect to the transactions contemplated hereby, Buyer will have the exclusive right to use or exploit any of the Excelis Systems (considering such systems as a whole, as opposed to certain individual components or modules thereof which may be Non-Proprietary IPR) for commercial purposes (as distinguished from any licenses of any other Person to use such property, or any portion thereof, solely for its own internal use), and no Persons have any licenses from Seller or any Affiliate to use all or any portion of MLS, MSS, LPS, SMS or CMS (considering each such system as a whole, as opposed to certain individual components or modules thereof which may be Non-Proprietary
IPR) for commercial purposes within or without the United States.

     (h) Neither Seller nor LFC makes any representation or warranty as to any rights or other matters relating to any or all of the Excelis Systems outside of the United States.

     Section 3.12. [INTENTIONALLY OMITTED]

     Section 3.13. Finders' Fees. Except for Solomon Brothers Inc. and Lazard Freres Inc., whose fees, if any, will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.14. Licenses and Permits. Schedule 3.14 correctly describes each Governmental Permit, and such Governmental Permits are valid and in full force and effect.

     Section 3.15. Certain Interests. Except as set forth in Schedule 3.15, to Seller's actual knowledge (without any duty to inquire), no Senior Officer of Seller has any material interest in any business, corporate or otherwise, that materially competes with the Business or other than any entity that, directly or indirectly, has securities that are publicly traded securities. Since the Balance Sheet Date, there has not been any amount paid or asset sold by Seller to, or to Seller by, any Senior Officer other than salaries and employee benefits in accordance with the established policies of Seller or otherwise in accordance with the ordinary course of Seller's business.

     Section 3.16. No Insolvency. Seller is not, and shall not be rendered as a result of the consummation of the transactions provided for and described in this Agreement, "insolvent" or "bankrupt" within the meaning of Title 11 of the United States Code or any other Federal, Texas or Nevada statute relating to the relief of financially distressed debtors.

     Section 3.17. Ability to Conduct Business.   The Purchased Assets, the
Assumed Contracts, the employees to be employed by Buyer as provided in
Section 9.01 hereof and the lease of facilities pursuant to the Lease are sufficient in all material respects for Buyer to continue the conduct of the Business (as the same is conducted on the Closing Date).

     Section 3.18. Known Intended Expansion by Customers. The Senior Officer signing this Agreement on behalf of Seller below hereby represents and warrants that, except as set forth on Schedule 3.18 hereto, to such Senior Officer's actual knowledge (without having made independent inquiry), no existing or former customers of Seller (excluding Seller's Affiliates) that use or have used MLS intend significantly to increase (or are actively considering increasing) their volume of loans on MLS (or, in the case of former customers of Seller, intend to enter into, or are actively considering entering into, a long-term contract or other arrangement with Seller or with Buyer for use of MLS), excluding any increase in MLS usage attributable to normal course of business increases in any such customer's servicing volume, in a manner that would cause an increase in the "Adjusted Principal Amount" of the Buyer Note in accordance with Section 2.C thereof.

     Section 3.19. Enforceability and Fair Consideration. This Agreement and each of the Ancillary Agreements are enforceable according to their respective terms. The consideration paid, delivered and given (including but not limited to the assumption of the Assumed Liabilities) by Buyer and RSCA (as applicable) for (i) the acquisition of the Purchased Assets and (ii) the obligations undertaken by Seller and/or its Affiliates under this Agreement and the Ancillary Agreements, is fair, reasonable and equivalent value therefor to Seller (and, as applicable, to Seller's Affiliates), bargained for and arrived at through arm's length negotiations by and between Buyer and Seller and their respective Affiliates as parties to this Agreement. Seller presently intends to use, (i) within a reasonable period of time after Closing, an amount of cash substantially equal to the cash portion of the Purchase Price, to pay the expenses of the transactions contemplated by this Agreement and accrued but unpaid liabilities of Seller or LFC and (ii) the remainder of the Purchase Price for the general corporate purposes of Seller and LFC. Seller and LFC entered into this Agreement and consummated the transactions contemplated hereunder for good faith, bona fide business purposes and not with an intent to hinder, delay or defraud any creditor of Seller or LFC.


     Section 3.20. Effect of Investigation. No due diligence or other investigation by Buyer or other information received by Buyer (other than those items specifically disclosed on all Schedules hereto except Schedules
1.01 H, 2.01 and 2.05) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller, LFC or Lomas Mortgage under this Agreement.


                                ARTICLE 3.1
         REPRESENTATIONS AND WARRANTIES OF LFC AND LOMAS MORTGAGE

     LFC and Lomas Mortgage severally, and not jointly, each represent and warrant to Buyer as to itself as of the Closing Date that:

     Section 3.1.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material Governmental Permits required to carry on its operations as now conducted, and is in good standing in the state of its incorporation and in the State of Texas.

     Section 3.1.02. Corporate Authorization. The execution, delivery and performance of this Agreement by it are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes its valid and binding agreement.

     Section 3.1.03. Governmental Authorization. The execution, delivery and performance by it of this Agreement require no material action by or in respect of, or filing with, any governmental body, agency or official other than (i) as set forth in Schedule 3.1.03 or (ii) such filings or actions the failure to make or take would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.1.04. Non-Contravention. The execution, delivery and performance by Seller and by it of this Agreement do not and will not (i) violate its articles of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 3.1.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) except as set forth in Schedule 3.1.04, (x) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of itself or to a loss of any benefit relating to its business to which it is entitled under any provision of any agreement, contract, agreement or other instrument binding upon it or by which any of its assets is or may be bound or any of its Governmental Permits or (y) result in the creation or imposition of any Lien on any of its assets, except, in the case of (ii) or (iii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.1.05. Compliance with Laws and Court Orders. To its Knowledge, it is not in violation of, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to it which in any manner prohibits, restricts, or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby.

     Section 3.1.06. No Insolvency. It is not, nor will it be rendered as a result of the consummation of the transactions provided for and described in this Agreement, "insolvent" or "bankrupt" within the meaning of Title 11 of the United States Code or any other federal, Texas, Delaware (in the case of LFC) or Connecticut (in the case of Lomas Mortgage) statute relating to the relief of financially distressed debtors.



                                ARTICLE 3.2
                REPRESENTATIONS AND WARRANTIES WITH RESPECT
                          TO ANCILLARY AGREEMENTS

     LFC and LIS severally, and not jointly, each represent and warrant to Buyer as to itself as of the Closing Date that:



     Section 3.2.01. Corporate Authorization. The execution, delivery and performance of the Lease and the Service Bureau Agreement by Lomas Mortgage are within Lomas Mortgage's corporate powers and have been duly authorized by all necessary corporate action on Lomas Mortgage's part. The Lease and Service Bureau Agreement constitute valid and binding agreements of Lomas Mortgage.

     Section 3.2.02. Governmental Authorization. The execution, delivery and performance by Lomas Mortgage of the Lease and the Service Bureau Agreement require no material action by or in respect of, or filing with, any governmental body, agency or official other than (i) as set forth in Schedule
3.2.02 or (ii) such filings or actions the failure to make or take would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.2.03. Non-Contravention. The execution, delivery and performance by Lomas Mortgage of the Lease and the Service Bureau Agreement do not and will not (i) violate Lomas Mortgage's articles of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 3.1.08, violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) except as set forth in Schedule 3.2.03, (x) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Lomas Mortgage or to a loss of any benefit relating to Lomas Mortgage's business to which Lomas Mortgage is entitled under any provision of any agreement, contract, agreement or other instrument binding upon it or by which any of its assets is or may be bound or any of its Governmental Permits or (y) result in the creation or imposition of any Lien on any of Lomas Mortgage's assets, except, in the case of (ii) or (iii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.



                                 ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF RSCA AND BUYER

     Buyer and RSCA jointly represent and warrant to Seller as of the Closing Date that:

     Section 4.01. Organization and Existence. Buyer is a limited partnership duly formed under the laws of Delaware and has all powers and all material Governmental Permits required to carry on the Business as conducted as of the Closing Date. RSCA is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material Governmental Permits required to carry on its operations as now conducted. The sole general partner of Buyer is Residential Information Services, Inc., a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and having all corporate powers and all material Governmental Permits required to carry on its operations as general partner of Buyer. The sole limited partner of Buyer is RSCA.

     Section 4.02. Authorization. The execution, delivery and performance by Buyer, and, where RSCA is a signatory, of RSCA, of this Agreement, the Buyer Note, the RSCA Guaranty, the Adjustable Earn-Out Certificate and the Ancillary Agreements are within the respective powers of RSCA and Buyer and have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of RSCA and Buyer. This Agreement, the Buyer Note, the RSCA Guaranty, the Adjustable Earn-Out Certificate and the Ancillary Agreements constitute valid and binding agreements of Buyer, and, where RSCA is a signatory, of RSCA.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer and, where RSCA is a signatory, RSCA, of this Agreement, the Buyer Note, the RSCA Guaranty, the Adjustable Earn-Out Certificate and the Ancillary Agreements require no action by or in respect of, or filing with, any governmental body, agency or official.

     Section 4.04. Non-Contravention. The execution, delivery and performance by Buyer, and, where RSCA is a signatory, of RSCA, of this Agreement, the Buyer Note, the RSCA Guaranty, the Adjustable Earn-Out Certificate and the Ancillary Agreements do not and will not (i) violate the certificate of incorporation or bylaws of RSCA or the limited partnership agreement of Buyer, respectively, or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree or any agreements or contracts to which RSCA or Buyer is a party.

     Section 4.05. Finders' Fees. Except for Lehman Brothers, whose fees have been and/or will be paid by or on behalf of Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RSCA or Buyer in connection with the transactions contemplated in this Agreement who might be entitled to any fee or commission in connection with such transactions.

     Section 4.06. Financing. Buyer has or will have as of the Closing Date sufficient cash or other sources of immediately available funds to enable it to pay to Seller the funds required pursuant to Section 2.07(a)(i), but in no event less than Two Million Five Hundred Thousand Dollars ($2,500,000).

     Section 4.07. Litigation. Except as disclosed on Schedule 4.07, there is no action, suit, investigation or proceeding pending against, or to Buyer's or RSCA's Knowledge, threatened against or affecting, Buyer or RSCA before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or which, if pursued, would have a Material Adverse Effect.

     Section 4.08. No Insolvency. Neither RSCA nor Buyer is, and neither will be rendered as a result of the consummation of the transactions provided for and described in this Agreement, "insolvent" or "bankrupt" within the meaning of Title 11 of the United States Code or any other federal, Delaware or Texas statute relating to the relief of financially distressed debtors.




                                 ARTICLE 5
                        COVENANTS OF SELLER AND LFC

     Section 5.01.  Confidential Information and Noncompetition.

     (a) Confidential Information. On or promptly after the Closing Date, all copies of the Excelis Systems' Computer Programming Code and Documentation possessed by Seller or any of its Affiliates (other than user manuals for the use of Affiliates of Seller) shall be delivered to Buyer. After the Closing, neither Seller nor any of its Affiliates shall, directly or indirectly, use any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so by a lawful order of a court of competent jurisdiction); provided that LFC or Seller may disclose such information to officers, directors, employees, accountants, counsel, consultants, advisors and agents of Seller, LFC or other Affiliate ("Affiliated Persons") so long as such Affiliated Persons are informed by LFC or Seller of the confidential nature of such information and are directed by LFC or Seller to treat such information confidentially. The obligation of LFC, Seller, their Affiliates and their Affiliated Persons to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. In addition, after the Closing Seller shall not create any derivative work or other product based on or resulting from any Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean the Excelis Systems' Computer Programming Code and Documentation, all financial information respecting the Business or Buyer and its partners, Buyer's business plans or strategies, and all other information respecting the Business and activities of Seller and, after the Closing, the activities of Buyer, including, without limitation, customers or vendees, and computer or other files, projects, products, computer disks or other media, methodologies, know-how, processes, practices, formats, systems, and data gathering methods with respect to the Excelis Systems. Notwithstanding the immediately preceding sentence, Confidential Information shall not include (i) any information that is in, or becomes generally applicable to, the public domain through no breach of any duty of confidentiality by Seller, any of its Affiliates or any Affiliated Persons, or (ii) lawfully acquired subsequent to Closing by the Seller, LFC or Affiliated Persons from sources other than Buyer or any of its Affiliates.

     (b) Noncompetition. Neither Seller, LFC nor Lomas Mortgage shall, from the Closing Date through December 31, 2001, within or with respect to the United States of America, engage in or undertake, directly or indirectly, any business or activity which competes in any material manner with (i) the marketing, use, exploitation or provision of services based upon the Excelis Systems, as the same may exist as of the Closing Date, (ii) the business of providing data processing services of the type or types provided (as of the Closing Date) by any of the Excelis Systems or other systems designed to perform similar functions either through a service bureau or a licensing arrangement; provided, however, that nothing herein shall prevent Seller, LFC or Lomas Mortgage or any Persons that are their Affiliates as of the Closing Date from acting as a servicer, subservicer or master servicer for investors in such loans.

     (c) Nonsolicitation. Neither Seller, LFC nor Lomas Mortgage shall, directly or indirectly, from the Closing Date through December 31, 1997, induce any person in the employment of Buyer (other than purely clerical employees) to (i) terminate such employment, or consulting arrangement or
(ii) accept employment, or enter into any consulting arrangement, with anyone other than Buyer; provided, however, that Seller, LFC and Lomas Mortgage may advertise generally their employment vacancies and may hire such employees of Buyer who respond to such general advertisements.

     (d) Injunctive Relief. Seller acknowledges and agrees that Buyer will have no adequate remedy at law, and would be irreparably harmed, if Seller or any of its Affiliates breaches or threatens to breach any of the provisions of this Section 5.04, Seller agrees that Buyer shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this
Section 5.04, and to specific performance of each of the terms of such
Section in addition to any other legal or equitable remedies that Buyer may have. Seller further agrees that it shall not, in any equity proceeding relating to the enforcement of the terms of this Section 5.04, raise the defense that Buyer has an adequate remedy at law.

     (e)  Special Severability.  The terms and provisions of this Section
5.04 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on Seller's future business imposed by this Section 5.04 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provision of this Section 5.04 unreasonable in duration or geographic scope or otherwise, Seller and Buyer agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     Section 5.02. Cooperation Concerning Assumed Contracts. Seller shall cooperate with Buyer and shall use commercially reasonable efforts (not including the payment of amounts not otherwise owed to the Persons whose consent is sought or the incurrence of any additional obligations other than with respect to the transfer to Buyer of those Purchased Assets described on
Schedule 2.05) to assist Buyer in obtaining consents to the assignment to Buyer of the Assumed Contracts.

     Section 5.03. Restrictions on Distributions. LFC agrees that it will not cause, or permit to occur, the distribution or other expenditure of moneys or other property received by Seller, or by it or any other Affiliate as successor-in-interest to Seller, from Buyer pursuant to the terms of this Agreement in a manner which would violate or breach any applicable restrictions thereon pursuant to the LFC Trust Indenture or the Lomas Mortgage Trust Indenture.


                                 ARTICLE 6
                        COVENANTS OF BUYER AND RSCA

     Section 6.01. Confidentiality.

     (a) Confidentiality. RSCA and Buyer each agrees that prior to the Closing Date and after any termination of this Agreement, RSCA, Buyer and their Affiliates will hold, and will use all reasonable business efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, Seller, LFC and the Affiliates of LFC furnished to RSCA or Buyer or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of RSCA or Buyer or (iii) later lawfully acquired by RSCA or Buyer on a nonconfidential basis from sources other than Seller or any of its Affiliates; provided that RSCA or Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by RSCA or Buyer of the confidential nature of such information and are directed by RSCA or Buyer to treat such information confidentially. The obligation of RSCA, Buyer and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, RSCA, Buyer and their Affiliates will, and will use all reasonable business efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by RSCA, Buyer or their Affiliates or on their behalf from Seller, LFC or any of their Affiliates in connection with this Agreement that are subject to such confidentiality.

     (b) Injunctive Relief. RSCA and Buyer each acknowledges and agrees that Seller, LFC and their Affiliates will have no adequate remedy at law, and would be irreparably harmed, if RSCA, Buyer or any of their Affiliates breaches or threatens to breach any of the provisions of this Section 6.01. RSCA and Buyer each agrees that Seller, LFC and their Affiliates shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 6.01, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that they may have. RSCA and Buyer each further agrees that it shall not, in any equity proceeding relating to the enforcement of the terms of this Section 6.01, raise the defense that Seller, LFC or any of its Affiliates seeking relief hereunder has an adequate remedy at law.

     (c)  Special Severability.  The terms and provisions of this Section
6.01 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on RSCA's or Buyer's future business imposed by this Section 6.01 be reasonable in all respects. If for any reason any court of competent jurisdiction shall find any provision of this Section 6.01 unreasonable, Seller, LFC, RSCA and Buyer agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     Section 6.02. RSCA Agreement to Convert. Upon termination of the existing contract between The Prudential Home Mortgage Company, Inc. ("PHMC") and Computer Power, Inc., in accordance with that contract's terms, RSCA agrees that it will cause PHMC to enter into a service bureau agreement with Buyer to convert the data processing of PHMC's mortgage loan servicing operations to use of MLS (as the same may have been modified at such time) for all first-lien, closed-end, residential mortgage loans serviced by PHMC and/or any of RSCA's or PHMC's controlled subsidiaries, on reasonable and fair market terms and conditions. Any transfer of such servicing rights to any Affiliate of PHMC or RSCA will be subject to the execution of a substantially similar service bureau agreement with Buyer. RSCA will use good faith reasonable efforts to seek to cause The Prudential Insurance Company of America and any of its controlled entities to execute comparable covenants.


                                 ARTICLE 7
                         COVENANTS OF BOTH PARTIES

     Buyer and Seller agree that:

     Section 7.01. Reasonable Efforts; Further Assurances.

          (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will each use good faith reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Seller and Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer all of Seller's right, title and interest in or to title to the Purchased Assets.

          (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets; provided that Seller and/or LFC shall cooperate with Buyer in connection with such activities described in clauses (i) and (ii) to the extent such request for cooperation and the cooperation or assistance asked to be provided by Buyer is reasonable; and, provided, further, that Buyer shall promptly reimburse Seller and LFC for any costs and expenses incurred in connection therewith upon presentation of bills, invoices or other written evidence thereof together with written demand for reimbursement. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     Section 7.02. Certain Filings. Seller and Buyer shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 7.03. Public Announcements. Any press release or other public statement with respect to this Agreement or the transactions contemplated hereby and the method of its release shall be approved in writing by both Buyer (or RSCA on behalf of Buyer) and Seller (or LFC on behalf of Seller) and no such publicity shall be released without such approval, except as may be required by applicable law or any listing agreement with any national securities exchange.

     Section 7.04. Trademarks, Tradenames.

     (a) Except as set forth in the other subsections of this Section 7.04, after the Closing, Buyer and its Affiliates shall not use any of the names listed in Schedule 7.04. Such names shall be referred to, collectively or individually as the context requires, as the "Seller Tradenames."

     (b) After the Closing, Buyer shall have the right to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any Seller Tradenames until the earlier of (i) one year after the Closing Date and (ii) the date existing stocks are exhausted. Buyer shall have the right to use Seller Tradenames in advertising that cannot be changed by Buyer using reasonable efforts for a period not to exceed one year after the Closing Date. Buyer shall comply with all applicable laws or regulations in any use of packaging or labelling containing Seller Tradenames.

     (c) The obliteration of Seller Tradenames shall be deemed compliance with Buyer's covenants not to use Seller Tradenames pursuant to this Section 7.04.

     (d) Buyer agrees to cease using Seller Tradenames on buildings and other fixed assets as soon as reasonably possible after the Closing Date.


                                 ARTICLE 8
                                TAX MATTERS

     Section 8.01. Tax Schedules. Schedule 8.01 contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Seller.

     Section 8.02. Transfer Taxes.

     (a) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the Purchased Assets or otherwise in connection with the transactions effected pursuant to this Agreement (collectively, the "Transfer Taxes") shall be borne and paid by the Seller, notwithstanding any provision of Texas or other law otherwise imposing primary liability therefor on Buyer. To the extent permissible under Texas law or regulations, Seller shall undertake such actions and file such returns or other forms or instruments as may be necessary to make payment of any Transfer Taxes due with respect to the sale of the Purchased Assets prior to or as soon as practicable after (but in no event later than six months from) the Closing Date, and present evidence of such payment promptly to Buyer.

     (b) Seller shall request (or, if Buyer must make such request under Texas law, Buyer shall request), within thirty (30) days after the Closing Date, a certificate from the Comptroller of Public Accounts of the State of Texas (the "Comptroller") stating that as of the first Business Day following the Closing Date, no Transfer Tax is due by Seller or a statement of the amount required to be paid with respect to the issuance of such certificate, such certificate or statement as of a date subsequent to the Closing Date, and Seller shall promptly make its records available to representatives of the Comptroller for audit and shall otherwise cooperate with Buyer and representatives of the Comptroller with respect to obtaining such certificate. Seller shall send Buyer a copy of such certificate promptly following its receipt by Seller. Any Transfer Taxes which are reflected as being due on such subsequent certificate shall be paid when due in accordance with applicable law, unless Seller contests the Comptroller's determination of the assessment or amount thereof in accordance with applicable law. If for any reason such Transfer Tax liability is assessed against Buyer and Seller is in good faith contesting the assessment or amount thereof upon a reasonable basis, and if Seller so requests, in writing, Buyer will not pay such Transfer Tax; provided, however, that Seller's contest prevents or suspends the imposition of any liens upon Buyer or its assets or any interest or penalties assessable against Buyer on or with respect to the Transfer Tax liability. If, subject to the foregoing, Buyer is required (in order to prevent the imposition of such a lien or such interest or penalties) to pay any portion of the Transfer Taxes, Seller and LFC shall be deemed to have breached Section 8.02(a) hereof as of the date of Buyer's payment and Buyer shall become entitled to indemnification therefor pursuant to Article 11 hereof, and such claim shall be treated as an indemnification claim described in Section 11.01(i) hereof.

     Section 8.03. Cooperation on Tax Matters.

     (a) From and after the Closing Date, Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Return (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), and in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees and, to the extent books and records are transferred to Buyer as part of the Purchased Assets, Buyer agrees, (i) to retain all books and records with respect to Tax matters pertinent to Seller and the Group relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give Buyer or Seller, as the case may be, reasonable written notice prior to destroying or discarding any such books and records and, if Buyer or Seller, as the case may be, so requests, Seller or Buyer, as the case may be, shall allow the other party reasonable access to such books and records.

     (b) Buyer and Seller further agree, upon request, to use all reasonable efforts to timely obtain any certificate or other document from any governmental authority or customer of Seller or any other Person as may be necessary to calculate, mitigate, reduce or eliminate any Tax that will or could be imposed (including, but not limited to, Taxes with respect to the transactions contemplated hereby, and calculation of the Transfer Taxes due for purposes of Section 8.02(b) hereof).


                                 ARTICLE 9
                            EMPLOYMENT MATTERS

     Section 9.01. Employees and Offers of Employment. Buyer has extended offers of "at will" employment to all but eleven of Seller's employees.
Buyer agrees that it will not terminate the employment of any persons who accept employment with Buyer for a period of seventy (70) days following the Closing Date; provided, however, that Buyer may terminate any such person for cause based on demonstrable performance problems.

     Section 9.02. Excluded Liabilities Related to Employment. The following obligations or liabilities of Seller and/or its Affiliates shall be treated as Excluded Liabilities:

     (a) All liabilities and obligations of Seller arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable prior to the opening of business on the first Business Day following the Closing
Date), or to claims incurred (whether or not reported prior to the opening of business on the first Business Day following the Closing Date), prior to the opening of business on the first Business Day following the Closing Date. A claim shall be deemed to be incurred when the services giving rise to such claim are rendered.

     (b) With respect to any of Seller's employees hired by Buyer (including any beneficiary or dependent thereof) who enters a hospital under any Employee Plan or Benefit Arrangement prior to the opening of business on the first Business Day following the Closing Date and continues in a hospital after the opening of business on the first Business Day following the Closing Date, Seller and/or LFC shall be responsible for claims and expenses incurred both before and after the opening of business on the first Business Day following the Closing Date in connection with such Person, until such time as such person has returned to work and worked for Buyer for at least one complete day (or, if a beneficiary or dependent of an employee, until such time as the beneficiary or dependent is discharged from the hospital).

     (c) Buyer is not, and shall not be deemed to be, a successor employer to Seller or any Affiliate thereof with respect to any Benefit Agreement, the Pension Plan, Individual Account Plan or any other Employee Plan; and no plan adopted or maintained by Buyer after the Closing is or shall be deemed to be a "successor plan," as such term is defined in Section 4021(a) of ERISA, of the Pension Plan, the Individual Account Plan or any Employee Plan. No assets held under the Pension Plan, the Individual Account Plan or any other Employee Plan shall be transferred from any such plan to Buyer or to any plan adopted or maintained by Buyer. Except as specifically set forth in Section
9.01 hereof, Buyer shall not be obligated to assume or continue any term or condition of employment currently or previously promised or maintained by Seller with regard to its current, former or retired employees or contractors, and shall not be responsible for any debt, payment, obligation, claim, liability or agreement which relates to or arises from Seller's employment (or termination of employment) of, or contract (or termination of contract) with its current, former or retired employees, regardless of whether such employees are offered employment by Buyer. No service for Seller or an ERISA Affiliate under any Benefit Arrangement, the Pension Plan, Individual Account Plan or any other Employee Plan shall be treated as service for the Buyer under any employee benefit plan maintained or contributed to by Buyer.

     (d) No present, former or future employee or contractor of Buyer or Seller shall be treated as a third party beneficiary in or under this Agreement.

     Section 9.03. WARN Notices, Requirements. Seller and Buyer covenant that they shall comply with all requirements of the Worker Adjustment and Restraining Notification Act ("WARN"), if any, applicable with respect to the sale of the Purchased Assets or termination of any of Seller's employees following the Closing Date.

     Section 9.04. Covenants Relating to Seller's Employees.

On or before the Closing Date, Seller and/or LFC shall pay any and all employees hired by Buyer effective as of the day after the Closing Date each such employee's accumulated, unused sick days and vacation days to the extent such employees are entitled thereto in accordance with Seller's and/or LFC's employment practices and policies.


                                ARTICLE 10
                           CONDITIONS TO CLOSING

     Section 10.01. Conditions to the Obligations of Each Party. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

          (i) Buyer and Seller shall have executed and delivered each of the Ancillary Agreements, including the Assignment and Assumption Agreement.

          (ii) Seller shall have received all material approvals from governmental agencies referred to in Section 3.03 and all consents and authorizations described on Schedule 2.05 hereto, in each case in form and substance reasonably satisfactory to Buyer, and no such consents, authorization or approval shall have been revoked.

          (iii) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

     Section 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

          (ii) Buyer shall have received an opinion of Davis Polk & Wardwell, counsel to Seller, dated the Closing Date, substantially in the form attached as Exhibit K.

          (iii) Delivery of certification from a Senior Officer of LFC certifying that LFC has received an opinion from Salomon Brothers that the consideration for the purchase of the Purchased Assets is fair from a financial point of view, and that such opinion is satisfactory in all respects to LFC. Buyer acknowledges and agrees that it is not a third party beneficiary of the Salomon Brothers opinion, and disclaims any right as against Salomon Brothers with respect to such opinion or the services performed by it in rendering such opinion.

          (iv) Delivery of a legal opinion from Hughes and Luce, Dallas, Texas, substantially in form attached as Exhibit L.

          (v) Delivery of certificates of a Senior Officer of LFC and Lomas Mortgage that the consummation of the transactions contemplated by this Agreement will not violate any condition or covenant of the LFC Trust Indenture or Lomas Mortgage Trust Indenture, or trigger or accelerate the right of the noteholders under such indentures to require the complete or partial redemption of the notes, and that the obligations undertaken by LFC or Lomas Mortgage under this Agreement will not breach any covenant or condition of the LFC or Lomas Mortgage Trust Indentures, in the form of Exhibit M hereto.

          (vi) Delivery of a certificate of a Senior Officer of LFC and Seller affirming and reiterating the representation and warranty of
     Section 3.19 hereof, in the form of Exhibit N hereto.

          (vii) Delivery of a description by a Senior Officer of LFC of the history of the process and manner in which the sale of Seller's assets was arranged, considered by others and achieved, through September 19, 1994, the date of execution of a Letter of Intent between Seller and Buyer for the purchase of substantially all of Seller's assets.

          (viii) Buyer shall have received all documents it may reasonable request relating to the existence of Seller and the authority of Seller to enter into this Agreement, all in form and substance reasonably satisfactory to Buyer.

          (ix) Since September 30, 1994, there shall not have occurred any change in the Business or the financial condition of Seller that, individually or collectively, has a Material Adverse Effect.

          (x) Lomas Mortgage shall have assigned all of its right, title and interest in and to (A) MSS, and (B) certain assets to Seller, as evidenced by appropriate written instruments in form and substance reasonably satisfactory to Buyer, in the form of Exhibit O hereto.

          (xi) Buyer shall have received an opinion of Louis Gregory, Esq., counsel for Seller, LFC and Lomas Mortgage, dated the Closing Date, substantially in the form of Exhibit P hereto.

     Section 10.03. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by a Senior Officer of Buyer to the foregoing effect.

          (ii) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and RSCA and the authority of Buyer and RSCA to enter into this Agreement, all in form and substance reasonably satisfactory to Seller.

          (iii) Seller shall have received an opinion of Brownstein, Zeidman & Lore, A Professional Corporation, counsel to Buyer, dated the Closing Date, substantially in the form attached as Exhibit Q.

          (iv) Seller shall have received an opinion of Porter & Hedges, L.L.P., counsel to Buyer, dated the Closing Date, substantially in the form attached as Exhibit R.

          (v) Seller shall have received an opinion of Jeffrey P. Marston, Esq., counsel to RSCA, dated the Closing Date, substantially in the form of Exhibit S hereto.


                                ARTICLE 11
                         SURVIVAL; INDEMNIFICATION

     Section 11.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing only as set forth below:

          (i) all covenants, agreements, representations and warranties contained in this Agreement or in any certificate or schedule delivered pursuant hereto or in connection herewith relating to Excluded Liabilities (including but not limited to Taxes and Transfer Taxes) and Assumed Liabilities shall survive for the entire period of the applicable statute of limitations with respect to such liabilities;

          (ii) the obligations of Seller and LFC pursuant to Section 11.02(f) hereof (relating to liabilities for violation of certain federal and state securities' laws) shall survive for the applicable statute of limitations with regard to any violations of law giving rise to indemnity claims thereunder;

          (iii) the representations and warranties made by Seller and LFC pursuant to Section 3.19 hereof shall survive until and including December 31, 1996;

          (iv) all representations and warranties contained in Section 3.11 hereof shall survive for a period of three (3) years from the Closing Date;

          (v) all covenants, agreements, representations and warranties contained in Sections 5.01(a) and (b), 6.01, 6.02 and 7.04 hereof shall survive until and including December 31, 2001;

          (vi) all covenants, agreements, representations and warranties contained in Sections 5.01(c) hereof shall survive until and including December 31, 1997; and

          (vii) all other covenants, agreements, representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto not described in clauses (i) through
     (vi) above shall survive until and including December 31, 1995.

Notwithstanding the provisions of this Section 11.01 or Section 11.07, all covenants, agreements, representations and warranties in respect of which indemnification may be sought under this Agreement shall survive the time they would otherwise terminate pursuant to clauses (i) through (vii) above if notice of the inaccuracy or breach thereof giving rise to a right of indemnification under this Article 11 shall have been given to the party against whom such indemnification may be subject prior to such time.

     Section 11.02. Indemnification.

     (a) LFC and Seller jointly and severally agree to indemnify Buyer, its general partner(s) and the directors, Senior Officers and shareholders of the general partner(s) (the "Buyer Indemnified Parties"), without duplication, against and agree to hold them harmless, on an After-Tax Basis, from any Loss incurred or suffered by any Buyer Indemnified Party related to, in connection with or as a result of (a) misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement or
(b) any Excluded Liability. or (c) enforcing or collecting amounts owed by Seller pursuant to this Agreement.

     (b) LFC agrees to indemnify the Buyer Indemnified Parties, without duplication, against and agree to hold them harmless, on an After-Tax Basis, from any and all Loss incurred or suffered by any Buyer Indemnified Party related to, in connection with or as a result of (a) misrepresentation or breach of warranty, covenant or agreement made or to be performed by LFC pursuant to this Agreement, or (b) enforcing or collecting amounts owed by LFC pursuant to this Agreement.

     (c) Lomas Mortgage agrees to indemnify the Buyer Indemnified Parties, without duplication, against and agree to hold them harmless, on an After-Tax Basis, from any and all Loss incurred or suffered by any Buyer Indemnified Party related to, in connection with or as a result of (a) misrepresentation or breach of warranty made by Lomas Mortgage pursuant to this Agreement, (b) any Taxes for which. under applicable law, Lomas Mortgage is jointly and severally liable with Seller, or (c) enforcing or collecting amounts owed by Lomas Mortgage pursuant to this Agreement.

     (d) RSCA and Buyer hereby indemnify Seller, its directors, Senior Officers and Affiliates (the "Seller Indemnified Parties") against and agrees to hold the Seller Indemnified Parties harmless, on an After-Tax Basis, from any and all Loss incurred or suffered by any Seller Indemnified Party related to, in connection with or as a result of (a) misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement, (b) any Assumed Liability (including but not limited to any obligation of any Affiliate of Seller (whether such obligation is created by contract or otherwise and whether or not such obligation is joint and several with Seller) to the extent such obligation relates to an Assumed Liability (including any guaranty of any Assumed Liability) (all such Affiliate obligations, "Related Obligations")); provided, however, that Buyer's and RSCA's agreement to indemnify Affiliates of Seller with respect to any Related Obligations shall not in any way cause the amount of their aggregate liability hereunder to exceed the amount of Buyer's liability under the express terms of the Assumed Contract giving rise to the Assumed Liability, or (c) enforcing or collecting amounts owed by Buyer pursuant to this Agreement.

     (e) RSCA hereby indemnifies the Seller Indemnified Parties against and agrees to hold them harmless, on an After-Tax Basis, from any and all Loss incurred or suffered by any Seller Indemnified Party related to, in connection with or as a result of (a) misrepresentation or breach of warranty made by RSCA, or nonperformance or other breach of Sections 6.01 or
6.02 hereof, or (b) enforcing or collecting amounts owed by RSCA pursuant to this Agreement.

     (f) Seller and LFC hereby agree to indemnify and hold Buyer harmless from any and all Loss incurred or suffered by Buyer with respect to any violation by Seller, LFC or any of LFC's Affiliates of any federal or state securities law or any other law in connection with the sale or other transfer of the Buyer Note or Adjustable Earn-Out Certificate.

     (g) The fact that more than one of Seller, LFC and Lomas Mortgage or more than one of Buyer and RSCA may be subject to an indemnification obligation under this Section shall not reduce the amount of the indemnification obligation of any indemnifying party under this Agreement, and each such indemnifying party shall be fully liable to the Buyer or Seller Indemnified Parties, as the case may be, for the entire amount of Loss, on an After-Tax Basis related to its obligation under Sections 11.02 (a), (b), (c),
(d) (e) or (f), as the case may be; provided, however, that the Indemnified Parties may not collect more than the amount of Loss, on an After-Tax Basis, due hereunder from all indemnifying parties obligated under this Article 11 to the Indemnified Parties. In any case in which such joint and several or other form of multiple party liability exists under this Section 11.02, the party seeking indemnification hereunder is not and shall not be required to pursue or exhaust any and all rights or remedies it may have against any one or more of such parties before proceeding against any other of such parties.

     (h) The parties agree to treat any amount paid pursuant to this Article 11 as an adjustment to purchase price of the Purchased Assets for Tax purposes unless there is a final determination by the relevant Taxing Authority, which the Indemnified Party has contested in good faith, that such amount is required to be included in income.

     (i) No investigation by Buyer or any of its Affiliates at or prior to the Closing Date shall relieve Seller, LFC or Lomas Mortgage of, or otherwise reduce or mitigate, any of their liability hereunder.

     Section 11.03.  Notice and Settlement of Claims.

     (a) Notice. Each signatory party to this Agreement ("Party") shall promptly notify all other Parties in writing of the existence of any material fact known to it giving rise to any obligations of the other Parties under this Article 11 and, in the case of any claim, action or proceeding (including any Tax audit) brought or initiated by a third party which may give rise to any such obligations, each Party shall promptly notify the other Parties of the making of such claim or the commencement of such action or proceeding by a third party as and when same becomes known to it, and the Party seeking indemnification shall provide reasonable supporting documentation for such claim, action or proceeding.

     (b) Assumption of Defense or Prosecution. Following the receipt of written notice in accordance with Section 11.03(a), the indemnifying party (the "Indemnifying Party") shall seek to cure the problem giving rise to the claim, demand, action or proceeding, if possible, within thirty (30) Business Days. The Indemnifying Party may, at its own cost and expense, elect within such thirty (30) Business Day period by written notice to the indemnified party or parties (the "Indemnified Party") to assume and control defense of any claim, demand, action or proceeding including, without limitation, the right to designate counsel and to control all negotiations, litigation, settlements, compromises and appeals of any such claim or potential claim; provided that the counsel is satisfactory to the Indemnified Party in the exercise of its reasonable discretion, and provided, further, that the Indemnifying Party first admits, in writing to the Indemnified Party, that the Indemnifying Party is obligated under this Article 11 to and shall indemnify the Indemnified Party for the Loss incurred by the Indemnified Party with respect to any such claim or potential claim, action or proceeding as to which the Indemnifying Party assumes such control. If the Indemnifying Party assumes such defense, (i) so long as the Indemnifying Party retains such control the Indemnified Party may not settle such claim without the Indemnified Party's prior written consent, (ii) the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof at its own cost and expense, and to employ counsel, at its own cost and expense, separate from the counsel employed by the Indemnifying Party (which cost and expense shall not be a Loss to which it is entitled to indemnification hereunder), and (iii) the Indemnifying Party shall thereafter consult with Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding. The Indemnifying Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any claim without the prior written consent of the other Party if (i) any monetary damages payable as a result thereof are paid directly by the Indemnifying Party to the claimant(s) and (ii) the settlement, compromise, declination to appeal or other disposition does not result in injunctive or other relief (excepting the payment of monetary damages by the Indemnifying Party) against the Indemnified Party that could materially interfere with the business, operations, assets, condition or prospects of such Indemnified Party. Following the discharge of the Indemnifying Party's obligations under this
Article 11, the Indemnified Party shall assign to the Indemnifying Party any and all related claims against third parties. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries received by the Indemnified Party for any claim with respect to which it is reimbursed for Loss.

     (c) Right to Control Upon Waiver. Notwithstanding the foregoing, if the Indemnifying Party elects to participate in the defense of any claim, action or proceeding against the Indemnified Party, the Indemnified Party shall have sole, absolute and exclusive right, at any time, to contest, assume the defense of, compromise, settle, litigate, appeal or otherwise deal with any such suit, action or proceeding (including a Tax audit) in respect of which indemnity may be sought hereunder in its sole and absolute discretion without any right of cooperation or participation of any Indemnifying Party in the defense of such claim, action or proceeding if all appropriate Indemnified Parties elect, in written notice delivered to the Indemnifying Party, to waive any and all rights to indemnification under this Agreement for all Loss related to such suit, action or proceeding (including a Tax audit) and the subject matter thereof; provided, however, that the foregoing shall not in any manner limit the right of the Indemnifying Party to defend or otherwise deal with any claim, action or proceeding against it. Unless the appropriate Indemnified Parties have made the election to waive indemnification in accordance with the foregoing sentence, Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof but shall not be so liable for such costs and expenses incurred after the assumption thereof.

     (d) Effect of Failure to Assume Defense. If the Indemnifying Party fails to elect to assume the defense of any claim, action, suit or proceeding (including any Tax audit) for which an Indemnified Party is entitled to indemnification under this Article 11 within the thirty (30) Business Day period as provided in Section 11.03(b), the Indemnified Party may pay, compromise or contest the claim, action or proceeding at issue, as in its sole and unfettered discretion it sees fit, and the Loss incurred by the Indemnified Party with respect to such controversy shall, to the extent such Loss otherwise qualifies for indemnification under this Article 11, constitute a Loss for which the Indemnified Party is entitled to be indemnified under this Article 11.

     (e) Effect of Failure to Notify. The Indemnifying Party shall not be liable under this Article 11 with respect to any Loss of an Indemnified Party resulting from a third party claim or demand, or action or proceeding of which Indemnifying Party had no actual knowledge and the defense of which Indemnifying Party was not offered the opportunity to assume as provided under this Section 11.03, but only to the extent the Indemnifying Party's liability under this Article 11 is adversely affected as a result of a failure by the Indemnified Party to notify Indemnifying Party in sufficient time for the Indemnified Party to effectively defend against such Loss (or items thereof).

     (f) Agent for Indemnification Claims. Any claim of any of Buyer's Affiliates entitled to indemnification under this Section 11.03 may be made and enforced by Buyer on behalf of such Affiliates.

     Section 11.04.  Certain Indemnities With Respect to the Arrangements.

     (a) Notwithstanding anything to the contrary in this Agreement, Buyer shall not be required or obligated at any time to participate in, bring, continue or prosecute any action or lawsuit or collection activities brought or initiated by Seller in connection with the Arrangements or which Seller would have been entitled to bring in connection with the Arrangements.

      (b) Buyer shall have no liability to any Person and Seller shall indemnify and hold Buyer harmless from and against any and all liabilities, costs, expenses, claims with respect to any act or omissions to act of Seller or any Affiliate thereof with respect to any action or lawsuit brought in connection with the Arrangements. Neither Seller nor any Affiliate thereof shall have any liability to Buyer or any other Person (and Buyer shall indemnify and hold Seller and its Affiliates harmless for any acts or omissions to act (excluding omissions to act permitted by Section 11.04(a) above) of Buyer or any of its Affiliates with respect to any action or lawsuit brought in connection with the Arrangements), or shall be required to assist in the collection of any amounts that Buyer may assert it is owed under the Arrangements. Notwithstanding the foregoing, Seller shall cease prosecution of any action or lawsuit brought by it in connection with the Arrangements on the Closing Date and cooperate with Buyer to either terminate or hand over the prosecution thereof to Buyer, as Buyer shall elect in its sole discretion.

     Section 11.05. Payment; Interest on Late Payments.

     (a) Any indemnification payment required to be made to an Indemnified Party pursuant to this Article 11 shall be made not later than thirty (30) days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating that any Loss has been incurred or paid (subject, however, to the contest rights and other provisions of Section 11.08 hereof) by the Indemnified Party and the amount thereof, together with written evidence of payment thereof, and of the indemnity payment requested by the Indemnified Party, as calculated on an After-Tax Basis (such notice referred to herein as a "Demand for Indemnification Payment"). The Indemnified Party shall promptly provide any other information or documentation as may reasonably be requested by the Indemnifying Party or related to such Loss.
As to any claim for indemnity for which the Demand for Indemnification Payment is given as hereinbefore provided, the corresponding obligation of indemnity shall continue to survive until whichever of the following events first occurs: (1) the Indemnifying Party shall have discharged its obligation of indemnity to the Indemnified Party with respect to such claim as required hereunder; (2) arbitrators have finally determined that the Indemnifying Party is not liable to the Indemnified Party with respect to such claim in accordance with Section 11.08 hereof; (3) if the Indemnified Party is a Buyer Indemnified Party, Buyer has offset the unpaid indemnity amount against Buyer's obligations under the Adjustable Earn-Out Certificate in accordance with the terms thereof, or (4) the Indemnified Party shall have released in writing (or be held to have released) the Indemnified Party from any liability with respect to such claim.

     (b)  Any payment required to be made by an Indemnifying Party under this
Article 11 that is not made when due shall bear interest from the date that the Indemnified Party has paid such Loss at the Default Rate until paid; provided, however, that any amount owed by a Seller Indemnifying Party under this Article 11 which may not be collected when due because such amount exceeds the Out-Of-Pocket Collection Limit (as defined in Section 11.07 hereof) shall accrue interest at the Interest Rate until such amounts are offset by Buyer against the amounts otherwise payable by Buyer under the Adjustable Earn-Out Certificate as permitted by Section 11.07(c) hereof.

     Section 11.06. No Waiver or Discharge; Subordination.

     Each Indemnifying Party shall be fully liable to any Indemnified Party hereunder whether or not the Indemnified Party has or shall obtain any other or further guaranties, or indemnities, and irrespective of whether other or further guarantees or indemnities are effective or enforceable or are related in whole or in part, voluntarily or involuntarily, or by operation of law or otherwise. The Indemnified Party shall have no obligation to pursue or attempt to pursue any rights or remedies under any other or further guaranties or indemnification obligations and may enforce all rights and obligations hereunder, irrespective of the existence or nonexistence of other or further guaranties or indemnification obligations.

     Section 11.07. Overall Limitations on Indemnification Obligations.

     (a) Notwithstanding any other provision of this Agreement to the contrary, neither Buyer Indemnified Parties, on the one hand, nor Seller Indemnified Parties on the other, shall be entitled to indemnification under this Article 11, in the aggregate for any or all members of each such respective groups, with respect to claims or demands for indemnification described in Section 11.01 other than Sections 11.01(i) and (ii) thereof (the "Capped Indemnity Obligations") in excess of the following amounts:

          (i) $10,000,000 (in excess of the "Indemnity Floor," as defined below) for any and all claims or demands for indemnification with respect to Capped Indemnity Obligations made on or prior to the first anniversary of the Closing Date;

          (ii) the excess of $5,000,000 (in excess of the Indemnity Floor) over any amounts paid or determined to be due with respect to claims made under Section 11.07(a)(i) for any and all claims or demands for indemnification with respect to Capped Indemnity Obligations made after the first anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date; provided, however, that in the event of a claim or demand for indemnification relating to the inaccuracy of Section 3.19 hereof made after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, then the limit with respect to such claim relating to the inaccuracy of Section 3.19 under this clause (ii) shall be increased by $3,000,000; and

          (iii) zero for any and all claims or demands for indemnification with respect to Capped Indemnity made after the third anniversary of the Closing Date;

provided, however, that (A) no Seller Indemnifying Party shall be obligated to pay any claims or demands for indemnification claims with respect to Capped Indemnity Obligations under this Article 11 unless and until the Buyer Indemnified Parties have suffered or incurred, in the aggregate, at least Seven Hundred Fifty Thousand Dollars ($750,000) of Loss with respect to Capped Indemnity Obligations and then only to the extent of amounts in excess thereof (the "Indemnity Floor"), and (B) the maximum amount that all Buyer Indemnified Parties may collect, in the aggregate, pursuant to this Article 11 with respect to Capped Indemnity Obligations from all Seller Indemnifying Parties shall not exceed the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) plus the amount of cash actually paid under the Adjustable Earn-Out Certificate to Seller (such sum, the "Out-of-Pocket Collection Limit"), its successors or assigns and the holders of the Adjustable Earn-Out Certificate, and the remaining portion of any amounts owed by any Seller Indemnifying Party in accordance with this Article 11 with respect to Capped Indemnity Obligations shall be recouped by the Buyer Indemnified Parties, if at all, solely as an offset or reduction to the amount, if any, otherwise payable pursuant to the terms of the Adjustable Earn-Out Certificate. To the extent that any indemnity payments due from a Seller Indemnifying Party in accordance with this Article 11 do not exceed the remaining Out-of-Pocket Collection Limit then outstanding, the Buyer Indemnified Party shall first provide the Seller Indemnifying Party or Parties with the opportunity to make such indemnity payment prior to offsetting such amount against the Adjustable Earn-Out Certificate; provided, however, that if the relevant Seller Indemnifying Party or Parties have not paid such amount within thirty (30) days of the date such payment is due, the Buyer Indemnified Party shall no longer be required to first seek payment from the relevant Seller Indemnifying Party or Parties but may seek collection thereof or offset the amount due under the Adjustable Earn-Out Certificate when and as it in its sole and absolute discretion determines.

     (b) There is and shall be no limitation upon the amount of any Indemnifying Parties' obligations under this Article 11 with respect to claims or demands for indemnification described in Sections 11.01(i) and (ii) hereof (the "Unlimited Indemnity Obligations").

     (c) Except as provided in Section 11.07(a) hereof, Buyer may, in its sole and absolute discretion, offset any indemnity payments due to any Buyer Indemnified Party in accordance with this Article 11 (provided that amounts being disputed in any arbitration proceeding pursuant to Section 11.08 hereof shall not be considered due under this Article 11 during the pendency of such arbitration proceeding) and unpaid against amounts payable by Buyer under the Adjustable Earn-Out Certificate in accordance with the terms thereof in lieu of collecting or enforcing collection any such amounts from the appropriate Indemnifying Party. The Adjustable Earn-Out Certificate is delivered to Seller by Buyer as part of the consideration for Buyer's acquisition of the Purchased Assets, and the parties hereto intend that the mechanism established in this Agreement and in the Adjustable Earn-Out Certificate for reduction of amounts otherwise payable under such certificate by indemnity amounts owed in accordance with this Article 11 is intended to correctly measure and reflect the proper purchase price ultimately to be paid by Buyer to Seller. Accordingly, Buyer shall retain such right of offset without regard to (i) the lapse of any period of time between the date the indemnity payment is otherwise due under this Article 11 and the date Buyer elects to offset such amount against the Adjustable Earn-Out Certificate (provided that such amount has still not been paid), (ii) any action or inaction of any Buyer Indemnified Party to collect such amount, and (iii) the continuing existence of any or all of Seller Indemnified Parties, their ability to pay, or any cancellation or discharge of their obligations under this Article 11 in whole or in part in bankruptcy or by other operation of law.

     Section 11.08. Disputes.

     (a) Notice of Dispute. In the event that Indemnifying Party disagrees with any Demand for Indemnification Payment under this Article 11 presented in accordance with Section 11.05 hereof, whether the Indemnifying Party contests the validity, timing or amount thereof or otherwise, the Indemnifying Party may, within thirty (30) Business Days after receiving the Indemnified Party's demand, deliver a notice of disagreement to the Indemnified Party setting forth in reasonable detail a written explanation of the basis for Indemnifying Party's dispute (the "Notice of Disagreement"). Failure by Indemnifying Party to deliver the Notice of Disagreement to the Indemnified Party within such thirty (30) Business Day period shall be conclusively deemed to constitute complete and final acceptance by the Indemnifying Party of the validity and correctness of the calculation of the Loss and the amount to which the Indemnified Party is entitled, and that indemnification under this Article 11 is properly due, and the Indemnifying Party may not otherwise contest or dispute the validity, timing, determination or assessment of such Loss or the calculation of the amount due by the Indemnifying Party under this Article 11.

     (b) Efforts to Resolve. The Indemnified Party and Indemnifying Party will use reasonable good faith efforts to resolve any such disagreement. If, within thirty (30) Business Days after the date of receipt by the Indemnified Party of the Indemnifying Party's Notice of Disagreement, the Indemnified Party and Indemnifying Party are unable to resolve such disagreement, they shall promptly proceed to arbitration in accordance with Section 11.08(c) hereof. To the extent that the Indemnified Party and Indemnifying Party resolve any dispute initiated by Indemnifying Party pursuant to this Section 11.08(b) and in accordance therewith the Indemnified Party and Indemnifying Party determine that an amount is owing pursuant to this Article 11, the Indemnifying, Party shall pay to Indemnified Party such undisputed amount by wire transfer of funds within three (3) Business Days following resolution of the dispute as to such items (regardless of whether other disputed items are to be submitted to arbitration in accordance with Section 11.08).

     (c)  Arbitration.

          (i) Any and all disputes arising out of or in connection with the validity of any claim for indemnification pursuant to or nonperformance of this Article 11 or the calculation of amounts due hereunder unresolved pursuant to Section 11.08(b) hereof shall be solely and finally settled by a panel of three arbitrators in accordance with the Commercial Rules of the American Arbitration Association (the "Rules"); provided, however, that in the event of conflict between the Rules and the terms of this Article 11, the terms of this Article 11 shall govern.

     The place of arbitration shall be Dallas, Texas, and the law applicable to the arbitration procedure shall be the Federal Arbitration Act (9 U.S.C. Sections 2 et seq.). The substantive law which shall be applied by the arbitrators shall be the law of the State of Texas, without regard to the principles of conflicts of law thereof. To commence arbitration of any such dispute, the party desiring arbitration shall notify the other party in writing in accordance with the Rules. Due consideration shall be given by the parties to the nature of the dispute in determining the composition of the arbitration board. In the event that the parties fail to agree on the selection of the arbitrators within fifteen (15) Business Days after the delivery of such notice, the arbitrators shall be selected by the American Arbitration Association upon the request of either party.

          (ii) On the fortieth (40) Business Day following the appointment of the arbitrators, each party shall submit to the arbitrators its claims specifying the relief to which such party in good faith believes it is entitled. Within thirty (30) Business Days after the submission of such claims, or as soon thereafter as may be reasonably possible, the arbitrators shall make their written decision. The arbitrators shall be required to provide the reasons for their decision in writing.

          (iii) The arbitrators' award shall be no lower than the lower of the Seller and the Buyer claims and no higher than the higher of the Seller and the Buyer claims. The parties agree that the decision of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrators. The parties hereto agree that the decision of the arbitrators shall be final, enforceable and not subject to appeal and that judgment on the arbitration decision may be entered and enforced in any court having jurisdiction over the parties or their assets.

          (iv) Each party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrators shall be divided equally between the parties. However, the parties agree that any costs, fees, or taxes incident to enforcing or collecting on any decision of the arbitrators shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.


                                ARTICLE 12
                                TERMINATION

     Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

               (i)  by mutual written agreement of Seller and Buyer; or

               (ii) by either Seller or Buyer if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The Party desiring to terminate this Agreement pursuant to clause (ii) shall give notice of such termination to the other Parties.

     Section 12.02. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other Parties to this Agreement; provided that if such termination shall result from the willful failure of a Party to fulfill a condition to the performance of the obligations of the other Parties, the willful failure of a Party to perform a covenant of this Agreement or a willful misrepresentation as of the date hereof with respect to any representation or warranty contained herein (any such events a "Wrongful Termination"), such Party shall be fully liable for the Loss (calculated for this purpose by excluding the costs for which the party suffering such Wrongful Termination is responsible in accordance with Section
13.04 hereof) incurred or suffered by the other parties as a result of such
Wrongful Termination.   RSCA shall be jointly and severally liable with Buyer
to Seller and its Affiliates for any Wrongful Termination by Buyer or RSCA, and LFC shall be jointly and severally liable with Seller to Buyer for any Wrongful Termination by Seller or LFC. The provisions of this Section 12.02 and Sections 6.01 and 13.04 shall survive any termination hereof pursuant to
Section 12.01.


                                ARTICLE 13
                               MISCELLANEOUS

     Section 13.01.  No Warranties to Continue Business; Absence of Other
Duties.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR ANY OTHER EXHIBIT TO THE CONTRARY (OTHER THAN SECTION 6.02 HEREOF), AND NOTWITHSTANDING ANY IMPLICATIONS THEREFROM OR FROM THE TERM OF THE BUYER NOTE OR THE ADJUSTABLE EARN-OUT CERTIFICATE. (I) BUYER SHALL HAVE NO AFFIRMATIVE DUTY TO ACTIVELY MARKET MLS, MSS, LPS, SMS OR CMS OR TO OTHERWISE ATTEMPT TO MAXIMIZE OR INCREASE REVENUES OF THE BUSINESS; (II)
ANY MARKETING ACTIVITIES UNDERTAKEN OR OMITTED BY IT SHALL BE IN ITS SOLE AND ABSOLUTE DISCRETION, WHETHER REASONABLE OR UNREASONABLE; (III) NEITHER RESIDENTIAL INFORMATION SERVICES, INC. (THE GENERAL PARTNER OF BUYER), RSCA NOR ANY OTHER AFFILIATE OF BUYER SHALL HAVE ANY DUTY TO INVEST IN OR TO FUND OPERATING LOSSES OF BUYER FOR ANY PERIOD OF TIME, BUT ANY SUCH INVESTMENT OR FUNDING, AND THE MEANS THEREOF, SHALL BE AT SUCH TIMES, IN SUCH MANNER AND IN SUCH AMOUNTS, IF ANY, AS RESIDENTIAL INFORMATION SERVICES, INC., RSCA OR OTHER AFFILIATE OF BUYER DEEMS SUFFICIENT OR DESIRABLE IN ITS SOLE AND ABSOLUTE DISCRETION, WHETHER REASONABLE OR UNREASONABLE; AND (IV) THIS AGREEMENT, THE ANCILLARY AGREEMENTS AND OTHER EXHIBITS HERETO, AND THE OBLIGATIONS OF BUYER THEREUNDER SHALL IN NO WAY IMPOSE ANY OBLIGATION OR IMPLIED WARRANTIES BY BUYER, RESIDENTIAL INFORMATION SERVICES, INC., RSCA OR ANY OTHER AFFILIATE OF BUYER TO CONTINUE THE BUSINESS OF SELLER FOR ANY SPECIFIED OR REASONABLE PERIOD OF TIME, OR OTHERWISE RESTRICT, IMPEDE, IMPACT OR OTHERWISE AFFECT BUYER'S, RESIDENTIAL INFORMATION SERVICES, INC.'S, RSCA'S OR ANY OTHER AFFILIATE OF BUYER'S UNFETTERED ABILITIES TO MAKE AND IMPLEMENT THEIR RESPECTIVE BUSINESS PLANS AND MARKETING STRATEGIES.

     Section 13.02. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given,

     If to Buyer, to:

     Residential Information Services Limited Partnership
     c/o The Prudential Home Mortgage Company, Inc.
     8000 Maryland Avenue, Suite 1400
     Clayton, Missouri  63105
     Attention:  W. Blake Wilson
     Telecopy:  (314) 726-4423

     With a copy to each of:

     The Prudential Home Mortgage Company, Inc.
     7485 New Horizon Way
     Frederick, MD 21701
     Attn: Legal Dept.
     Telecopy: (301) 696-7555

     and:

     Brownstein Zeidman and Lore
     A Professional Corporation
     1401 New York Avenue, N.W.
     Suite 900
     Washington, D.C. 20004
     Attn: Laurence E. Platt, Esq.
     Telecopy: (202) 879-5773

     If to Seller, to:

     Lomas Information Systems, Inc.
     c/o Lomas Financial Corporation
     1600 Viceroy Drive
     Dallas, Texas 75235
     Attention: General Counsel
     Telecopy: (214) 879-5528

     With a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention: Christopher Mayer, Esq.
     Telecopy: (212) 450-4800

     If to LFC:

     Lomas Financial Corporation
     1600 Viceroy Drive
     Dallas, Texas 75235
     Attention: General Counsel
     Telecopy: (214) 879-5528

     With a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention:  Christopher Mayer, Esq.
     Telecopy: (212) 450-4800

     If to Lomas Mortgage:

     Lomas Mortgage USA, Inc.
     c/o Lomas Financial Corporation
     1600 Viceroy Drive
     Dallas, Texas 75235
     Attention: General Counsel
     Telecopy: (214) 879-5528

     With a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention:  Christopher Mayer, Esq.
     Telecopy: (212) 450-4800

     If to RSCA:

     Residential Services Corporation of America
     c/o The Prudential Home Mortgage Company, Inc.
     7485 New Horizon Way
     Frederick, MD 21701
     Attn: Legal Dept.
     Telecopy: (301) 696-7555

     With a copy to:

     Brownstein Zeidman and Lore
     A Professional Corporation
     1401 New York Avenue.  N.W.
     Suite 900
     Washington, D.C. 20004
     Attn: Laurence E. Platt.  Esq.
     Telecopy: (202) 879-5773


or to such other address(es) as may be notified to the other parties hereof.

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 13.03. Amendments and Waivers.

          (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 13.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including legal, accounting and other professional fees and expenses, shall be paid by the party incurring such cost or expense.

     Section 13.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign. in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

     Section 13.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to the principles of conflicts of law of such state.

     Section 13.07. Counterparts, Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     Section 13.08. Entire Agreement. Third Party Beneficiaries. This Agreement, the Assignment and Assumption Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 13.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 13.10. Waiver. LFC, Lomas Mortgage and Seller agree that they will not assert and hereby waive any claims that they may have against Buyer or RSCA as a successor-in-interest to Seller except for the rights and obligations of the parties provided in this Agreement and the Ancillary Agreements.


                         [Signatures on next page]


IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              RESIDENTIAL INFORMATION SERVICES LIMITED
                              PARTNERSHIP, a Delaware limited partnership


                              By: Residential Information Services, Inc., a Delaware corporation, its General Partner


                                   By:  /S/W. BLAKE WILSON
                                        -----------------------------------
                                     Name:   W. Blake Wilson
                                             ------------------------------
                                       Title:  Vice President
                                              -----------------------------



                                   LOMAS INFORMATION SYSTEMS, INC.


                                   By:  /S/JAMES L. CROWSON
                                        -----------------------------------
                                     Name:   James L. Crowson
                                             ------------------------------
                                       Title:  Executive Vice President
                                               ----------------------------








                    [Signatures continued on next page]

                 [Signatures continued from previous page
                       for Asset Purchase Agreement]


     THE UNDERSIGNED EXECUTES THIS AGREEMENT SOLELY FOR THE PURPOSE OF INTENDING TO BE FULLY BOUND BY THE PROVISIONS OF ARTICLES 3, 3.1, 3.2, 11 (AS APPLICABLE) AND 13 AND SECTIONS 5.01, 5.03, 7.03, 9.02, 9.04,
     AND 12.02 HEREOF:


                                   LOMAS FINANCIAL CORPORATION


                                   By:  /S/JAMES L. CROWSON
                                        -----------------------------------
                                     Name:   James L. Crowson
                                             ------------------------------
                                       Title:  Executive Vice President
                                               ----------------------------



     THE UNDERSIGNED EXECUTES THIS AGREEMENT SOLELY FOR THE PURPOSE OF INTENDING TO BE FULLY BOUND BY THE PROVISIONS OF ARTICLES 3.1, 11 (AS APPLICABLE) AND 13 AND SECTION 5.01 HEREOF:


                                   LOMAS MORTGAGE USA, INC.



                                   By:  /S/JAMES L. CROWSON
                                        -----------------------------------
                                     Name:   James L. Crowson
                                             ------------------------------
                                       Title:  Executive Vice President
                                               ----------------------------









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                 [Signatures continued from previous page
                       for Asset Purchase Agreement]


     THE UNDERSIGNED EXECUTES THIS AGREEMENT SOLELY FOR THE PURPOSE OF INTENDING TO BE FULLY BOUND BY THE PROVISIONS OF ARTICLES 4, 6, 11 (AS APPLICABLE) AND 13, AND SECTIONS 7.03, AND 12.02 HEREOF:


                                   RESIDENTIAL SERVICES CORPORATION
                                     OF AMERICA

                                   By:   /S/W. BLAKE WILSON
                                        -----------------------------------
                                     Name:   W. Blake Wilson
                                             ------------------------------
                                       Title:   Vice President
                                               ----------------------------

The Exhibits and Schedules to the Asset Purchase Agreement dated as of December 16, 1994 by and between Lomas Information Systems, Inc., as Seller, Residential Information Services Limited Partnership, as Buyer, the registrant, Lomas Mortgage USA, Inc. and Residential Services Corporation of America (the "Asset Purchase Agreement") have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this Regulation, set forth below is a list briefly identifying the contents of all omitted Exhibits and Schedules to the Asset Purchase Agreement. In addition, pursuant to such Regulation, the registrant hereby agrees to furnish supplementally a copy of any such omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.


                                 EXHIBITS

Exhibit A - Form of Lease Agreement
Exhibit B - Form of Management Data Processing Services Agreement
Exhibit C - Form of Telecommunications Services Agreement
Exhibit D - Form of Service Bureau Agreement
Exhibit E - Form of Trademark Assignment
Exhibit F - Form of Copyright Assignment
Exhibit G - Form of Promissory Note
Exhibit H - Form of Guaranty
Exhibit I - Form of Adjustable Earn-Out Certificate
Exhibit J - Form of Assignment and Assumption Agreement
Exhibit K - Form of Legal Opinion of Davis Polk and Wardwell
Exhibit L - Form of Legal Opinion of Hughes and Luce
Exhibit M - Form of Senior Officer Certificate - Trust Indentures
Exhibit N - Form of Senior Officer Certificate - Enforceability
Exhibit O - Form of Assignment - MSS and Certain Assets
Exhibit P - Form of Opinion of Louis Gregory, Esq.
Exhibit Q - Form of Opinion of Brownstein Zeidman & Lore A Professional
              Corporation
Exhibit R - Form of Opinion of Porter & Hedges, L.L.P.
Exhibit S - Form of Opinion of Jeffrey P. Martson, Esq.

                                 SCHEDULES

Schedule 1.01 A     Third Party Rights Relating to EXCELIS Conduit Mortgage
                    System
Schedule 1.01 B     Third Party Rights Relating to EXCELIS Loan Production
                    System
Schedule 1.01 C     Third Party Rights Relating to EXCELIS Mortgage Loan
                    Servicing System
Schedule 1.01 D     Third Party Rights Relating to EXCELIS Master Servicing
                    System
Schedule 1.01 E     Third Party Rights Relating to EXCELIS Secondary
                    Marketing System
Schedule 1.01 F     Certain Non-Proprietary IPR Necessary to Excelis
Schedule 1.01 G     Service Change Schedule
Schedule 1.01 H     List of Assumed Contracts
Schedule 2.01       List of Included Assets
Schedule 2.02       List of Excluded Assets
Schedule 2.05       List of Group 1 and Group 2 Contracts
Schedule 3.01       List of Jurisdictions in Which Qualified to do Business
Schedule 3.03       List of Governmental Approvals
Schedule 3.04       List of Required Direct Consents
Schedule 3.06       List of Changes
Schedule 3.07(a)    List of Limitations in Title of Non-IPR Property
Schedule 3.07(b)    List of Non-IPR Leasehold Property
Schedule 3.08       List of Litigation
Schedule 3.09(a)    List of Defaults on Contracts
Schedule 3.09(b)    List of Missing Material Contracts
Schedule 3.11(d)    List of Claims or Infringement of Any Intellectual
                    Property Right
Schedule 3.11(e)    Indemnification Demands
Schedule 3.11(f)    Limitations of Title to Intellectual Property Rights
Schedule 3.11(g)    Exceptions to Exclusive Right to Commercial
                    Exploitation
Schedule 3.14       List of Government Permits
Schedule 3.15       List of Certain Interests
Schedule 3.18       List of Known Intended Expansion
Schedule 3.1.03     List of Governmental Approvals
Schedule 3.1.04     List of Required Indirect Consents
Schedule 3.2.02     List of Certain Other Governmental Approvals
Schedule 3.2.03     List of Certain Other Required Indirect Consents
Schedule 4.07       List of Litigation
Schedule 7.04       List of Seller Tradenames (not being assigned)
Schedule 8.01       List of Taxing Jurisdictions